UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washin
gton
, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendm
ent
No.    )

Filed by the Registrant  ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NORTHWEST BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 9, 2023

Dear Stockholder:

We cordially invite you to attend the 2023 Annual Meeting of Stockholders of Northwest Bancshares, Inc., the parent company of Northwest Bank. The Annual Meeting will be held virtually at 11:00 a.m., Eastern Time on April 19, 2023. You will be able to access the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NWBI2023.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. Our directors and officers, as well as a representative from our independent registered public accounting firm, will be available to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of three directors, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2023, the consideration of an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement and the consideration of an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northwest Bancshares, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered and for the “1 YEAR” option with respect to the frequency that stockholder will vote on our executive compensation.

Under rules established by the Securities and Exchange Commission, we sent the majority of those stockholders who are eligible to vote at the Annual Meeting a notice that explains how to access their proxy materials, including our 2022 Annual Report, online, rather than in traditional printed form. The notice also explains the steps our eligible stockholders can follow in order to vote their shares via the Internet, mobile or by phone. If you are among the stockholders who received the notice explaining this process and would prefer to receive your proxy materials in printed format, the notice also explains how to arrange to have the printed materials sent to you in the mail. If you are among those who received their proxy materials in printed form, rather than the notice, please note that you may still access these materials and vote your shares online by going to the following website: www.proxyvote.com.

Please take a moment now to cast your vote via the Internet, mobile or by phone as described on the enclosed Proxy Card, or alternatively, complete, sign, date and return the Proxy Card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting virtually during the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting virtually.

Sincerely,

/s/ Louis J. Torchio
Louis J. Torchio
President and Chief Executive Officer

NORTHWEST BANCSHARES, INC.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

(800) 859-1000

NOTICE OF

2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 19, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders of Northwest Bancshares, Inc. will be held virtually on April 19, 2023 at 11:00 a.m., Eastern Time. You will be able to access the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NWBI2023.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three directors;

2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2023;

3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;

4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on February 17, 2023, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET, MOBILE OR PHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE CORPORATE SECRETARY OF NORTHWEST BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE ANNUAL MEETING VIRTUALLY, YOU MAY REVOKE YOUR PROXY AND VOTE ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE VIRTUALLY DURING THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard K. Laws
Richard K. Laws
Executive Vice President, Chief Legal Counsel and Corporate Secretary

Columbus, Ohio

March 9, 2023

NORTHWEST BANCSHARES, INC.

Proxy Statement

NORTHWEST BANCSHARES, INC.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

(800) 859-1000

2023 ANNUAL MEETING OF STOCKHOLDERS

April 19, 2023

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancshares, Inc., (“Company”) to be used at the 2023 Annual Meeting of Stockholders of Northwest Bancshares, Inc., which will be held virtually on April 19, 2023, at 11:00 a.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 10, 2023. You will be able to access the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NWBI2023.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on February 17, 2023 are entitled to one vote for each share then held. As of February 17, 2023, there were 127,048,193 shares of common stock issued and outstanding. The virtual presence or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote “FOR” all nominees proposed by the Board, to withhold authority for all nominees or to vote for all except one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. In addition, Northwest Bancshares, Inc. has adopted a policy regarding majority voting with respect to the election of directors. For more information, see “Policy Regarding Majority Voting”.

As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) abstain from voting on such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the abstain box has been selected on the Proxy Card, is required for the approval of this matter.

As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) abstain from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the abstain box has been selected on the Proxy Card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Northwest Bancshares, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northwest Bancshares, Inc. or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation, a stockholder may: (i) select that stockholders consider the proposal every “1 YEAR”; (ii) select that stockholders consider the proposal every “2 YEARS”; (iii) select that stockholders consider the proposal every “3 YEARS”; or (iv) ”ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by Northwest Bancshares, Inc.’s stockholders. Even though this vote will neither be binding on Northwest Bancshares, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northwest Bancshares, Inc. or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders of shares owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Northwest Bancshares, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Northwest Bancshares, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

If you have selected a broker or other intermediary to hold your common stock rather than having them directly registered with our transfer agent, American Stock Transfer & Trust Company, LLC, you will receive instructions directly from your broker or other intermediary in order to vote your shares. Your brokerage firm may also provide the ability to vote your proxy via the Internet, mobile or phone. Please be advised that if you choose to not vote your proxy, your brokerage firm only has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” routine matters. The ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

We are utilizing Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners, unless they have directed us to provide the materials in a different manner or hold shares of our common stock through our stock-based benefit plans. The Notice provides instructions on how to access and review all of the information contained in the Company’s Proxy Statement and Annual Report to Stockholders, as well as how to cast a vote. Stockholders who receive the Notice and who would still like to receive a printed copy of the proxy materials can find instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by March 10, 2023.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of February 17, 2023, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and address of beneficial owners	Amount of shares owned and nature of beneficial ownership (1)	Percent of shares of common stock outstanding
BlackRock, Inc. (2) 55 East 52nd Street New York, New York 10055	18,230,750	14.4%
The Vanguard Group (3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	15,038,187	11.8%
Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, Texas 78746	8,980,018	7.1%
State Street Corporation (5) State Street Financial Center 1 Lincoln Street Boston, Massachusetts 02111	7,453,831	5.9%

(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if they have shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	As disclosed in Amendment 13 to Schedule 13G/A, as filed with the Securities and Exchange Commission on January 23, 2023.
(3)	As disclosed in Amendment 12 to Schedule 13G/A, as filed with the Securities and Exchange Commission on February 9, 2023.
(4)	As disclosed in Amendment 8 to Schedule 13G/A, as filed with the Securities and Exchange Commission on February 10, 2023.
(5)	As disclosed in Schedule 13G, as filed with the Securities and Exchange Commission on January 31, 2023.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote via the Internet, mobile or phone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to Northwest Bancshares, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting and for the “1 YEAR” option with respect to the frequency that stockholder will vote on our executive compensation.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northwest Bancshares, Inc., Richard K. Laws, at 3 Easton Oval, Suite 500, Columbus, Ohio 43219, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date via the Internet, mobile or phone, as described on your Proxy Card. The presence at the virtual Annual

Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes during the Annual Meeting or delivers a written revocation to the Corporate Secretary prior to the voting of such proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is expected to consist of 11 members, effective immediately following the Annual Meeting. Our bylaws provide that directors are divided into three classes, as nearly equal in number as reasonably possible, such that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting and will serve until their successors have been elected and qualified. The Nominating and Corporate Governance Committee has nominated Pablo A. Vegas, Louis J. Torchio and William W. Harvey, Jr. to serve as directors for three-year terms. Each individual is currently a member of the Board of Directors.

The table below sets forth certain information regarding our nominees and the composition of our Board of Directors as of February 17, 2023 (with age information as of December 31, 2022), including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If one or more nominees is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Nominating and Corporate Governance Committee may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

None of our Directors or Executive Officers had any shares pledged as collateral as of February 17, 2023. We have adopted a policy that prohibits our insiders from (1) pledging Northwest Bancshares, Inc. stock as collateral against a loan or line of credit or holding Northwest Bancshares, Inc. stock in a margin account; and (2) conducting any hedging activities (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to offset any decrease in the market value of Northwest Bancshares, Inc. stock.

The Board of Directors unanimously recommends that you vote “FOR” each of the persons nominated by the Board of Directors.

Name (1)	Age	Positions held in Northwest Bancshares, Inc.	Director since	Current term to expire	Shares of common stock beneficially owned (2)		Percent of class
NOMINEES
Pablo A. Vegas	49	Director	2022	2023	3,746	(3)	*
Louis J. Torchio	60	President, Chief Executive Officer and Director	2022	2023	60,220	(4)	*
William W. Harvey, Jr.	56	Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Director	2022	2023	250,853	(5)	*
DIRECTORS CONTINUING IN OFFICE
Deborah J. Chadsey	65	Director	2012	2024	78,404	(6)	*
Wilbur R. Davis	68	Director	2020	2024	121,406	(7)	*
Timothy M. Hunter	60	Director	2015	2024	159,074	(8)	*
David M. Tullio	57	Director	2020	2024	17,826	(9)	*
Robert M. Campana	63	Director	2015	2025	72,588	(10)	*
Timothy B. Fannin	69	Chairman of the Board	2013	2025	47,661	(11)	*
John P. Meegan	63	Director	2010	2025	118,204	(12)	*
Mark A. Paup	57	Director	2016	2025	70,703	(13)	*
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
John J. Golding	59	Senior Executive Vice President, Consumer Banking	N/A	N/A	78,511	(14)	*
Mark T. Reitzes	62	Senior Executive Vice President, Commercial Banking	N/A	N/A	56,636	(15)	*
Scott J. Watson	56	Executive Vice President, Chief Information Officer	N/A	N/A	28,644	(16)	*
All directors, nominees and executive officers as a group (16 persons) (17)					1,350,719	(18)	1.1%
					(footnotes on following page)

(footnotes from previous page)

*	Less than 1%.
(1)	The mailing address for each person listed is 3 Easton Oval, Suite 500, Columbus, Ohio 43219.
(2)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof”.
(3)	Includes no options to purchase shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(4)	Includes options to purchase 24,590 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(5)	Includes options to purchase 40,006 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(6)	Includes options to purchase 44,108 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(7)	Includes options to purchase 2,880 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(8)	Includes options to purchase 30,428 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(9)	Includes options to purchase 2,880 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(10)	Includes options to purchase 24,668 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(11)	Includes options to purchase 19,628 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(12)	Includes options to purchase 29,708 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(13)	Includes options to purchase 34,438 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(14)	Includes options to purchase 31,814 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(15)	Includes options to purchase 9,595 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(16)	Includes options to purchase 14,051 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(17)	Includes directors Sonia M. Probst and William F. McKnight, who are retiring, effective at the Annual Meeting.
(18)	Includes options to purchase 384,210 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

Directors and Nominees

The biographies of each of the nominees and continuing board members below contains information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated. Each director is also a director of Northwest Bank.

Robert M. Campana is Chief Executive Officer of Campana Development, a real estate development company, and Chief Executive Officer of Campana Capital, a venture capital and private equity investment organization located in Westlake, Ohio. Mr. Campana previously served on the Boards of Directors of LNB Bancorp, Inc. and Lorain National Bank, and became a director of Northwest Bancshares, Inc. and Northwest Bank upon the acquisition of LNB Bancorp, Inc. and Lorain National Bank in 2015. Mr. Campana holds a business degree from Bowling Green State University and brings to the Board extensive experience in managing businesses and has significant experience in, and knowledge of, real estate development. Mr. Campana is the former president of P.C. Campana Inc. and has been recognized in his community for his entrepreneurial skills. In addition, Mr. Campana served on the Boards of Directors of LNB Bancorp, Inc. and Lorain National Bank for 17 years, which provides valuable insights to the Board of Directors of Northwest Bancshares, Inc., particularly in evaluating the business conditions in Northwest Bank’s Ohio markets, as well as in setting corporate strategy and compensation matters.

Deborah J. Chadsey is an attorney who has practiced law since 1989. She is a partner in the Buffalo, New York law firm Kavinoky Cook, LLP. She has been on the Northwest Board of Directors since 2012. In addition, she sits on the Board of Directors of Kensington-Bailey Neighborhood Housing Services/Gloria Parks Community Center. Ms. Chadsey graduated from Columbia University Law School in New York, New York where she was a Harlen Fiske Stone Scholar and is licensed to practice law in Pennsylvania, New York, and multiple federal district, bankruptcy and appellate courts and the United States Supreme Court. Ms. Chadsey brings to the Board specialization and experience in environmental and municipal law as well as commercial finance, land use and contract law.

Wilbur R. Davis co-founded Ontario Systems, LLC, a computer software company, serving as its Chief Executive Officer until 2008 and as its Chairman until the 2017 sale of the company. Capitalizing on his business experience, he launched Noble Why, LLC, an organizational effectiveness consulting firm dedicated to helping organizations foster passionate, purposeful, and productive cultures where there is both an individual and collective pride in the work being accomplished. Mr. Davis is an entrepreneur with both his BS and MBA from Ball State University. He has received recognition for his contributions to his industry and community, including an honorary doctorate in Business Management from Indiana Wesleyan University. Mr. Davis is an author, “Creating a Culture of Excellence, Changing the World of Work One Person at a Time”, sought-after speaker and training consultant with over 30 years of leadership experience. Prior to co-founding Ontario Systems, he gained financial, engineering, and software systems experience with MutualBank and General Motors. He currently serves as a board member for a number of organizations, including IU Health East Central Region and AAA Hoosier Motor Club. Mr. Davis brings his experience and expertise in the technology and human capital fields along with his prior experience on the Board of Directors of MutualFirst Financial, Inc. to the Board of Northwest Bancshares, Inc.

Timothy B. Fannin is a retired CPA and partner from the firm Catalano, Case, Catalano & Clark-Radzieta, LLP, Certified Public Accountants headquartered in Clearfield, Pennsylvania where he worked for 28 years. Mr. Fannin is a U.S. Army Veteran and graduated from the University of Pittsburgh with a BA degree in Business/Public Administration and holds an MBA from Clarion University of Pennsylvania. He was formerly certified in both business valuations and financial forensics. In addition, he was an adjunct Professor of Accounting and Finance at Pennsylvania State University from 2007 to 2009. He has been an Advisory Board Member for the Clearfield County and Elk County markets of Northwest Bank since 1998 and currently serves on the Southwest Advisory Board. Mr. Fannin’s public accounting background and professional designations assist the Board in its oversight of the audit, tax, financial reporting and risk management areas.

William W. Harvey, Jr. has been employed by Northwest since 1996, most recently serving as Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer for Northwest Bank and Northwest Bancshares, Inc. He was formerly Executive Vice President and Chief Financial Officer. Prior to joining Northwest, Mr. Harvey served as a Management Accounting Officer with PNC Bank and a Senior Auditor and Tax Specialist for KPMG LLP, both in Pittsburgh, Pennsylvania. Mr. Harvey is a CPA in the Commonwealth of Pennsylvania and holds a BA degree in Accounting from Indiana University of Pennsylvania. In addition, he is a graduate of the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Mr. Harvey’s long and successful career with the company and vast experience with all facets of its operations as well as his involvement in shareholder relations, strategic planning and mergers and acquisitions make him well qualified to be our Chief Operating Officer as well as our Chief Financial Officer and a member of the Board of Directors.

Timothy M. Hunter has been President and Chief Executive Officer of McInnes Rolled Rings in Erie, Pennsylvania, since 2003. He has served on the Board of the Erie Regional Chamber and Growth Partnership. He is a past Chairman of the Manufacturer and Business Association and the Erie Community Foundation. Mr. Hunter is a CPA having worked for Ernst & Young in Philadelphia, Pennsylvania, and holds a BA degree in Accounting from Villanova University. He has been an Advisory Board Member for the Erie market of Northwest Bank since 2013. Mr. Hunter has significant operations, finance and management experience in middle market manufacturing businesses combined with extensive knowledge and experience in accounting and reporting. He brings this background coupled with his considerable business and community involvement to the Board.

John P. Meegan is an accomplished financial and operational executive with over 35 years of experience in the financial services industry and has been a member of Northwest’s Board since 2010. He most recently served as Executive Vice President and Chief Operating Officer of Hefren-Tillotson Inc., a Pittsburgh based Broker/Dealer and Registered Investment Advisor for 16 years and has had numerous executive positions with both regional and national financial services companies. In these roles, he gained valuable oversight, financial, and risk management skills. Mr. Meegan, a CPA, brings these skills to the Board and its committees. Specifically, Mr. Meegan’s experience provides expertise to the Audit and Risk Management committees. Additionally, he has considerable not-for-profit and Securities Industry Regulatory Board service including Financial Industry Regulatory Authority (FINRA) throughout his career which enhances his financial and operational expertise. Mr. Meegan holds a BA degree from Amherst College and an MBA from New York University Graduate School of Business.

Mark A. Paup is the President and Chief Executive Officer for Zippo Manufacturing Company, and W.R. Case and Sons Cutlery Company, both headquartered in Bradford, Pennsylvania. He is also the President and Director for Northern Lights Enterprises located in Wellsville, New York. Mr. Paup has served as Vice President of Sales and Marketing, National Sales Manager, European Sales Manager and Global Marketing Director since his career with Zippo began in 1994. He is a member of the Board of Directors of ZIPCORP, as well as serves as Chairman of Classic Zippo (Beijing) Commercial Co., Ltd. and Zippo Asia, Ltd. Additionally, he serves as President and Director of Zippo International Inc. Mr. Paup has been a member of Northwest Bank’s McKean County Advisory Board since 2010. In 2022, Mark was named to the board of directors for The Philo and Sarah Blaisdell Foundation located in Bradford. His other community commitments include Bradford Area Alliance which is led by regional CEOs who strive to improve economic development in McKean County, Neighborhood Partnership Program for revitalization of the Bradford, Pennsylvania community, and the University of Pittsburgh of Bradford Advisory Board. Mr. Paup’s extensive experience in the areas of sales, marketing, and strategic planning assist the Board in its oversight of Northwest’s organic growth initiatives and strategic direction.

Louis J. Torchio was appointed as President and Chief Executive Officer of both Northwest Bancshares, Inc. and Northwest Bank and as a member of the Boards of Directors of both entities in August 2022. He joined Northwest in 2018, most recently serving as Senior Executive Vice President, Retail Lending. Prior to Northwest, Mr. Torchio served as Senior Vice President of Residential and Consumer Lending at Delaware County Bank. Active in both his community and profession, Mr. Torchio formerly held various community board positions, as well as senior management and executive committee positions at several large regional and community banking organizations. Mr. Torchio is a demonstrated leader and manager with extensive experience building organizations through both organic practice and strategic acquisitions. He holds a Bachelor of Science in business administration with a minor in computer programming from Fairmont State University, as well as an MBA in finance and financial management services from Franklin University. Mr. Torchio’s vast experience at both large and small institutions provides the breadth of knowledge needed to both lead the Company and be a member of its Board of Directors.

David M. Tullio is the President and Chief Executive Officer of Custom Engineering Company and Lamjen, Inc., both of which are located in Erie, Pennsylvania, and Venango Machine Company located in Wattsburg, Pennsylvania. For over 30 years, Mr. Tullio has worked in various management positions within the manufacturing industry and assumed his current role at Custom Engineering in 1997. He currently serves on the boards of the Enterprise Development Center of Erie County as well as the Erie Community Foundation. Mr. Tullio holds a BS degree in Industrial Engineering from Northwestern University and an MBA from Behrend College of Pennsylvania State University. Mr. Tullio brings to the Board extensive experience in the manufacturing and technology companies as well as deep community and board involvement.

Pablo A. Vegas is the President and Chief Executive Officer of ERCOT, headquartered in Austin, Texas. He has a long history of service in the electric and gas industries as well as in management consulting. Prior to ERCOT, Mr. Vegas was Executive Vice President, Chief Operating Officer and President of Utilities for NiSource, Inc. Mr. Vegas has served in several roles, including Chief Customer Officer, Executive Vice President Gas Segment and President of the Columbia Gas Group with NiSource. Prior to NiSource, he held a variety of senior executive positions with American Electric Power (AEP), including President and Chief Operating Officer of AEP Ohio, AEP Texas and Chief Information Officer. Before his career in regulated utilities, he held senior leadership positions with IBM, PwC and Andersen Consulting. Mr. Vegas is the past-Chairman for One Columbus and also served on the Board of Trustees for the American Gas Foundation. Mr. Vegas attended the Advanced Management Program at Harvard Business School and holds a BS degree in Mechanical Engineering from the University of Michigan. Mr. Vegas brings to the Board expertise in regulated gas and electric industries and extensive experience in profit and loss optimization, strategic planning, technology innovation and environmental sustainability initiatives.

Executive Officers who are not Directors

The principal occupation during the past five years of each of our executive officers, other than Mr. Torchio and Mr. Harvey, is set forth below.

John J. Golding has been employed by Northwest since 2016, most recently as Senior Executive Vice President, Consumer Banking. He was formerly Executive Vice President, Business Development and prior to that Senior Vice President and New York Region President. Prior to joining Northwest, Mr. Golding served as Senior Vice President and Senior Director of Small Business Banking as well as Senior Vice President and Retail Banking Director with First Niagara Bank. Prior to First Niagara Bank, Mr. Golding worked for Wachovia Bank where he held several senior leadership positions in Mortgage, Business and Retail Banking. Mr. Golding holds a BA degree in Business Management and Business Administration from North Carolina Wesleyan College.

Mark T. Reitzes has been employed by Northwest since 2019, most recently as Senior Executive Vice President, Commercial Banking. Prior to joining Northwest, Mr. Reitzes served in various roles in commercial and retail banking, including Commercial Banking Division Head and, subsequently, Regional President, for Huntington National Bank’s Southern Ohio/Kentucky Region. Mr. Reitzes also served as President and Chief Executive Officer of Cheviot Savings Bank. His background also includes supervisory regulatory experience with The Office of Thrift Supervision and with the Cincinnati office of KPMG as a CPA in the Financial Institutions practice. Mr. Reitzes is a graduate of the University of Cincinnati and the Ohio State University Fisher College of Business Executive Leadership program. He is a member of the American Institute of CPAs and the Ohio Society of CPAs.

Scott J. Watson has been employed by Northwest since 2019, most recently as Executive Vice President, Chief Information Officer. Mr. Watson has an extensive and deep 30 year career in bank information technology and operations. Prior to joining Northwest, Mr. Watson served as Senior Vice President, Chief Information Officer with Cape Cod Five, Orleans, Massachusetts. Mr. Watson has also served in various leadership positions with USAA, Wells Fargo, and Wachovia. Mr. Watson holds a BA degree in Business Administration from Kent State University and is a graduate from the CBA Executive Banking School.

Board Diversity

The following table provides the diversity statistics of Northwest Bancshares, Inc.’s Board of Directors as of December 31, 2022. The information provided below was based on voluntary information self-identified by each member of the Board of Directors.

Board diversity matrix
Total Number of Directors	11
	Female	Male
Part I: Gender identity
Directors	1	10
Part II: Demographic background
Hispanic or Latinx	—	1
White	1	9

Board Independence

The Board of Directors has determined that Directors Campana, Chadsey, Davis, Fannin, Hunter, McKnight, Meegan, Paup, Probst, Tullio and Vegas are, “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Torchio and Mr. Harvey are not independent by virtue of being employees of the Company.

In determining the independence of the directors and the nominees listed above, the Board of Directors reviewed the transactions reported under “—Transactions With Certain Related Persons,” below, as well as the following transactions and relationships, none of which are required to be reported under “—Transactions With Certain Related Persons”. Each of the following products or services are with Northwest Bank. Director Campana has a residential mortgage, home equity line of credit, commercial loans and commercial lines of credit. Kavinoky Cook, LLP, where Director Chadsey is a law partner, has a commercial line of credit. Various companies, where Director Davis is a partner, have commercial loans and commercial lines of credit. Director Fannin has an unsecured line of credit. Director Meegan has a credit card. Director Paup has a residential mortgage and home equity loans. Director Tullio has residential mortgage and home equity line of credit. Additional loans (including residential mortgage loans, lines of credit and credit cards) have been made to related persons of Directors Campana, Chadsey, Hunter, McKnight, Paup and Tullio.

Board Leadership Structure and Oversight

A key responsibility of the Board of Directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession planning reviews are held at every significant organizational level of our company, culminating in a full review of senior leadership talent by the independent directors. During this review, the Chief Executive Officer and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-quality candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.

In addition, the Chief Executive Officer maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his responsibilities in the event of an emergency or his sudden incapacitation or departure.

The Board of Directors is actively involved in oversight of risks that could affect Northwest Bancshares, Inc. This oversight is conducted primarily through the Risk Management Committee of the Board of Directors, consisting of six independent directors, who meet at least quarterly for the specific purpose of evaluating our exposure to all risks specifically identified in banking regulations: credit, interest rate, strategic/capital, market price, liquidity, operational, business resumption, compliance/legal/regulatory, foreign exchange and reputation. The Risk Management Committee reports are prepared and presented by our Chief Risk Officer and reports of Committee meetings are made to the full Board of Directors during the Board meeting of the following month. The Board of Directors also satisfies this responsibility through reports to the Board of Directors by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Northwest Bancshares, Inc. All board committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Northwest Bancshares, Inc. and Northwest Bank such as lending, risk management, asset/liability management, investment management and others.

Meetings and Committees of the Board of Directors

The business of Northwest Bancshares, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Audit, Compensation, Executive, Innovation and Technology, Nominating and Corporate Governance, Risk Management and Trust Committees. During the year ended December 31, 2022, the Board of Directors of Northwest Bancshares, Inc. met at 12 regular meetings and held three special meetings that were conducted either in-person or by way of video conferencing. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which they have been a director); and (ii) the total number of meetings held by all committees of the Board on which they served (during the periods that they served).

The following table sets forth the current members of our Audit, Compensation and Nominating and Corporate Governance Committees as of January 1, 2023. Directors Sonia M. Probst and William F. McKnight are retiring, effective at the Annual Meeting.

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Robert M. Campana			X
Deborah J. Chadsey					X	*
Wilbur R. Davis			X
Timothy B. Fannin	X				X
Timothy M. Hunter	X		X	*
William F. McKnight	X				X
John P. Meegan	X	*			X
Mark A. Paup					X
Sonia M. Probst			X
David M. Tullio	X		X
Pablo A. Vegas					X

*	Denotes Chairperson.

The duties and responsibilities of the Audit, Compensation and Nominating and Corporate Governance Committees are as follows.

Audit Committee. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of

Messrs. Fannin, Hunter, McKnight and Meegan qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Messrs. Fannin, Hunter, McKnight and Meegan is included in “—Directors”. Our Nominating and Corporate Governance Committee has adopted a written charter for the Audit Committee, which is available on our website at www.northwest.com.

The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;

•	overseeing our external financial reporting processes;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;

•

considering whether certain relationships with the independent registered public accounting firm and services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	engaging and overseeing any outsourcing or co-sourcing arrangements pertaining to the Internal Audit function and determining that the providers have adequate expertise to fulfill those duties; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.

Compensation Committee. Each member of the Compensation Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10C-1. Such committee members also must not receive, directly or indirectly, fees in excess of $10,000 per year from us other than fees for service as a director. The Compensation Committee meets at least quarterly, or more frequently if necessary. Our Nominating and Corporate Governance Committee has adopted a written charter for the Compensation Committee, which is available on our website at www.northwest.com.

The purpose of the Compensation Committee is to, among other things, evaluate:

•

the compensation of the executive officers, other senior officers and employees, including oversight of base salary, cash incentive compensation, equity-based awards and other benefits and perquisites; and

•

the performance of the Chief Executive Officer on an annual basis and approve the base salary, cash incentive bonus, equity-based incentive awards and other compensation of the Chief Executive Officer.

In furtherance of these objectives, the Compensation Committee is responsible, among others, for:

•

approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our stockholders;

•

reviewing and, if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual cash bonuses, long-term incentive plans, including equity-based compensation programs such as stock options and restricted stock awards and incentive/variable compensation plans;

•

annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;

•	evaluating, reviewing and approving the execution of employment and change in control agreements for senior management and reviewing the annual renewal of such agreements;

•	reviewing and approving all employee benefit plans, including retirement plans and health insurance;

•

at least annually, in consultation with the Chief Executive Officer, reviewing succession planning and management development activities and strategies regarding the Chief Executive Officer and other members of senior management;

•	annually issuing the Compensation Committee Report, which is included in our annual proxy statement;

•	annually reviewing Management’s Annual Risk Review Analysis of our compensation practices;

•	annually reviewing the compensation, discussion and analysis which is included in our annual proxy statement; and

•	periodically reviewing compensation, including benefits and equity awards, paid to non-employee directors.

The Compensation Committee has available the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department. During 2022, the Compensation Committee elected to utilize Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, for an independent review of director and executive officer compensation, including benefits and equity awards. For the year ended December 31, 2022, we incurred $148,000 of fees for their compensation consulting services.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee Charter provides that the Committee will consist of all independent directors not subject to reelection at the next Annual Meeting of Stockholders. Each member of the Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Such committee members also must not receive, directly or indirectly, fees in excess of $10,000 per year from us other than fees for service as a director. Our Nominating and Corporate Governance Committee has adopted a written charter for the committee, which is available on our website at www.northwest.com.

The functions of the Nominating and Corporate Governance Committee include the following:

•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•

to annually receive and approve an applicable Code of Ethics and Code of Ethics for Senior Financial Officers and to develop and recommend corporate governance guidelines on an annual basis, or more frequently if appropriate;

•

to review the Board of Director’s committee structure and recommend to the Board for approval of directors to serve as members on each committee and to make recommendations to the Board regarding size and compensation of the Board and other governance items related thereto;

•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.

The Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Northwest Bancshares, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Board is particularly interested in maintaining a mix that includes active or retired business professionals and senior executives, particularly those with experience in management, operations, finance, accounting, banking, risk management, compliance, information technology, or marketing and sales. As part of its periodic self-assessment process, the Board discusses the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of Northwest Bancshares, Inc. over both the short and long term. The Nominating and Corporate Governance Committee then gives consideration to these specific skill areas or experiences when considering candidates for nomination. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is considered as part of each Board self-assessment.

In addition to meeting these qualifications, a person is not qualified to serve as a director if they: (1) are under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) are a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

The Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards. We have also recently adopted stock ownership guidelines, which are described in “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation”.

The Board of Directors holds itself and all members of various committees to the highest standard of professional and person conduct. These requirements are included in our Code of Ethics and the Nominating and Corporate Governance Committee Charter and other committee charters. In addition, directors are required to have ongoing education, and the Board of Directors regularly reviews director compensation to confirm the reasonableness of such compensation.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in Northwest Bancshares, Inc.’s Proxy Statement for the 2022 Annual Meeting of Stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 3 Easton Oval, Suite 500, Columbus, Ohio 43219, Attention: Corporate Secretary. The Corporate Secretary must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting, which, for the 2024 Annual Meeting of Stockholders, is no later than September 6, 2023.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•

the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•

the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northwest Bancshares, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

•

a statement that the candidate is not: (1) under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust that order is final and not subject to appeal; or (3) a person who has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting of Stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Northwest Bancshares, Inc. who wants to communicate with the Board of Directors or with any individual director can write to: Board of Directors, Northwest Bancshares, Inc., 3 Easton Oval, Suite 500, Columbus, Ohio 43219, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of Northwest Bancshares, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed; or

•

attempt to handle the inquiry directly, or forward the communication for response by another employee of Northwest Bancshares, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our Shareholder Relations Officer; or

•	not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic.

The Corporate Secretary will prepare a general summary of those communications that were not forwarded and provide a summary of activity to the Board of Directors each quarter.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at Annual Meetings of Stockholders, it is expected that directors will attend these meetings in person or virtually, absent unavoidable scheduling conflicts. All of our then-current directors, except for one, attended our prior year’s Annual Meeting of Stockholders.

Policy Regarding Majority Voting

The Board of Directors has adopted a majority voting policy (the “Policy”), which is utilized for the election of any director at any meeting of stockholders for uncontested elections and is not applicable for contested elections. For the purpose of the Policy, an “uncontested election” shall mean an election of directors where the only director nominees are those individuals recommended by the Board of Directors of the Company.

Pursuant to the Policy, any incumbent director nominee in an uncontested election who receives a greater number of votes “WITHHELD” than votes cast “FOR” at the stockholders meeting shall promptly tender his or her proposed resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee will promptly consider the resignation and will recommend to the Board of Directors whether to accept the resignation or to take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes “FOR” such nominee. When considering the resignation and making its recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons for the stockholder’s “WITHHELD” votes for the director (to the extent ascertainable), the length of service and qualifications of the director, the director’s contributions to the Company, whether the acceptance or rejection of the resignation will have any adverse affect on the Company’s compliance with any applicable law, rule, regulation or governing document, to determine whether the acceptance of the resignation is in the best interests of the Company and its stockholders.

The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 90 days following the certification of the stockholder vote.

If a majority of the members of the Nominating and Corporate Governance Committee are required to tender a resignation at the same election, then the other independent directors will appoint a special board committee amongst themselves solely for the purpose of considering the resignations and will recommend to the Board whether to accept, reject or take other action as to the resignations.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including a Code of Ethics for Senior Financial Officers attached thereto. The Code of Ethics is available on our website at www.northwest.com. Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2022;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board; and

•

we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

This report has been provided by the Audit Committee, which consists of Directors Meegan, who serves as Chairperson, Fannin, Hunter, McKnight and Tullio.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities and Exchange Act of 1934. The officers and directors of Northwest Bancshares, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Northwest Bancshares, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2022.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee currently consists of Directors Hunter, who serves as Chairperson, Campana, Davis, Probst and Tullio. None of these individuals was an officer or employee of Northwest Bancshares, Inc. during the year ended December 31, 2022, or is a former officer of Northwest Bancshares, Inc. Except as described below for Director Campana, none of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons”.

Name	Position	Nature of transaction	Largest aggregate balance over disclosure period ($)	Interest rate (%)	Principal balance 12/31 ($)	Principal paid 01/01 to 12/31 ($)	Interest paid 01/01 to 12/31 ($)
Robert M. Campana	Director	Home equity line of credit	884,325	7.240	697,250	1,386,482	25,367
Robert M. Campana	Director	Mortgage loan	219,739	1.750	191,384	30,956	3,598
Robert M. Campana	Director	Mortgage loan to family member	355,943	3.750	347,614	8,329	13,206

During the year ended December 31, 2022, (i) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; (ii) no executive officer of Northwest Bancshares, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; and (iii) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancshares, Inc.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the following section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

This report has been provided by the Compensation Committee, which consists of Directors Hunter, who serves as Chairperson, Campana, Davis, Probst and Tullio.

Compensation Discussion and Analysis

This discussion does not include information with respect to former President and CEO, Ronald J. Seiffert, as Mr. Seiffert passed away May 24, 2022, and information with respect to payments made in connection with his passing are reflected in the Summary Compensation Table and the footnotes thereto.

Executive Summary. As discussed in greater detail below, our compensation program is specifically designed to provide executives with competitive compensation packages that include elements of both reward and retention. The Compensation Committee routinely reviews our compensation practices to remain market competitive and to ensure that these practices are aligned with our compensation philosophy, regulatory requirements and evolving best practices. Key highlights of our program include:

•	all members of the Compensation Committee are independent, which ensures that all aspects of the compensation decision-making process is free from conflicts of interest;

•

a clawback policy exists for incentive cash bonuses paid and equity incentive awards granted to corporate Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, and “Named Executive Officers” (as

defined in “Executive Compensation”) under our Performance Award Plan and equity-based incentive awards—clawback provisions are embedded into incentive and variable compensation plans to mitigate risk-taking behavior;

•

the Compensation Committee has reviewed all incentive cash bonus, equity-based incentive awards and incentive/variable compensation programs with respect to risk-taking behavior, which takes into consideration that the safety and soundness of Northwest Bancshares, Inc. is paramount to all compensation incentives;

•	a meaningful portion of compensation provided to Named Executive Officers is in the form of short- and long-term performance-based pay, which reinforces our pay-for-performance philosophy;

•	an appropriate mix of fixed and variable pay, which provides executives with both reward and retention incentives;

•	robust stock ownership guidelines for directors and Named Executive Officers in line with market practices; and

•	limited perquisites.

Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall employee compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In this regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:

•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed to successfully perform in a competitive market;

•	assist in balancing the competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•

use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and provide a retention incentive.

At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Chief Human Resources Officer. These reviews are intended to assure:

•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses, equity awards, incentive/variable compensation programs and benefits is competitive; and

•	the overall program is aligned with stockholders’ interests.

Senior management compensation is validated with competitive peer group information to determine base salary, annual cash bonus opportunities and long-term incentive award levels. Cash compensation levels for all positions are established with a goal that the total cash compensation paid for a position will be approximately between 15% below to 15% above the market median for fully qualified and experienced employees. Market cash compensation is developed using national and/or regional financial industry data for executives and other management employees, and national, as well as regional and/or local pay practices for other employees. Based on the work location, a salary differential may be used if dictated by the local market. Similarly, annual equity award opportunities are established based on review of national and/or regional financial industry data for executives and other management employees, as well as consideration of incumbent performance. The Compensation Committee intends to provide compensation programs that effectively balance short-term and long-term opportunities, as well as an effective balance of cash and equity compensation.

Compensation Consultant. During 2022, the Compensation Committee retained Pearl Meyer, an independent executive compensation consulting firm, to provide comprehensive consulting services to the Compensation Committee, including to:

•	provide information regarding base salary ranges and recommendations for the Executive Vice Presidents;

•	review the Compensation Discussion and Analysis section of the proxy statement;

•	assist in developing goals for the short- and long-term incentive plans;

•	update the Compensation Committee about regulatory matters and trends;

•	assist with the development of 2022 executive compensation decisions; and

•	attend Compensation Committee meetings.

Pearl Meyer reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee analyzed whether the work of Pearl Meyer raised any conflicts of interest, taking into consideration the following factors, among others: (i) the provision of other services to the Company by Pearl Meyer; (ii) the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenues; (iii) Pearl Meyer’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pearl Meyer or the individual compensation advisors employed by Pearl Meyer with any executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. The Compensation Committee determined, based on its analysis of the above factors, among others, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Company have not created any conflicts of interest.

Compensation Program. Compensation paid to our executive officers for 2022 consisted of market-based salary and performance-based annual cash bonuses, as well as restricted stock units and performance based stock unit awards. An annual cash bonus may be paid to eligible management personnel and is directly related to our performance, with consideration given to our net charge-offs, total delinquency, return on average equity, return on average assets, efficiency ratio and loan growth as well as the performance of the individual employee. In addition, with the Compensation Committee’s approval, substantially all employees, including executive officers, can receive a discretionary holiday bonus ranging from 2% of base compensation for employees with at least three months of service to 5% of base compensation for those with five or more years of service. Additionally, stock benefit awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provide a retention incentive for key employees. Executive officers participate in the same employee benefits programs generally available to all employees. In addition, Messrs. Torchio, Harvey, Golding and Reitzes participate in a supplemental retirement plan and Mr. Harvey participates in a senior management life insurance plan.

Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2022. These benefits are aligned with our objective to attract and retain highly qualified management talent and are considered by the Compensation Committee to be reasonable when compared to industry averages.

Market Comparisons. In evaluating Named Executive Officer compensation, we utilize market information which is supported by benchmark data from our peer group, as well as Pearl Meyer and McLagan, an Aon Hewitt company (“McLagan”), both nationally recognized compensation consulting firms. We establish compensation targets for substantially all of our employees so that their total cash compensation opportunity would be approximately between 15% below to 15% above the market median for fully qualified and experienced employees. For the year ended December 31, 2022, we utilized financial services survey data from McLagan in reviewing compensation for substantially all employees, including executive officers.

McLagan was utilized by Northwest Bancshares, Inc. based on their comprehensive set of reports within the financial services industry. McLagan provides complete compensation coverage for each job position in the financial services industry by extensive analysis of salaries, incentive eligible positions, incentive amounts with regard to base salaries, and total cash compensation. In addition, analysis by company size and geographic location is performed and categorized by jobs based on levels of responsibility and experience.

On an annual basis, with assistance from Pearl Meyer, the company conducts a benchmarking and peer group exercise with the Compensation Committee. In December 2022, Pearl Meyer presented a review of the Company’s peer group using publicly traded U.S. banks with assets as of December 31, 2022 ranging from approximately 50% to 200% of the Company’s asset size. The Compensation Committee considered the “compatibility” and “comparability” of each company when selecting the 2022 peer group. The Compensation Committee reviewed, among other things, each peer company’s asset size, earnings, portfolio mix, geographical location, organizational structure and governance, number of employees, number of branch offices and service offerings.

Following selection and approval by the Compensation Committee of the peer group, the Company was positioned near the median of the group in terms of asset size. In 2022, several banks were removed either due to merger and acquisition activity or for dissimilar business model reasons. The table below details the established peer group:

Atlantic Union Bankshares Corporation	First Financial Bancorp.	S&T Bancorp, Inc.
Capitol Federal Financial, Inc.	First Merchants Corporation	TFS Financial Corporation
Community Bank System, Inc.	First Midwest Bancorp, Inc.	TowneBank
Customers Bancorp, Inc.	Heartland Financial USA, Inc.	TriState Capital Holdings, Inc.
Enterprise Financial Services Corp	Merchants Bancorp	WesBanco, Inc.
First Busey Corporation	NBT Bancorp Inc.	WSFS Financial Corporation
First Commonwealth Financial Corporation	Park National Corporation

Base Salary. Substantially all employees receive base salaries determined by the responsibilities, skills, performance, growth and relative experience related to their respective positions. Another factor considered in base salary determination is our competitiveness of total compensation within our markets. It is our goal for fully qualified and experienced employees’ total cash compensation to reach the market median for their position. Typically, base salaries range between 82% and 120% of the established midpoint (market median) of a salary range. Employees are eligible for consideration of increases to their base salary as a result of individual performance, experience, and salary adjustments for significant changes in their duties and responsibilities. Base salaries are adjusted using a merit increase pool and a performance evaluation process that consists of general rating factors. Merit increases are based on the employee’s overall performance rating, the time interval and any added responsibilities since the last salary increase. The Compensation Committee of the Board of Directors reviews and approves any salary increase for executive officers.

The market median for our Named Executive Officers’ base salaries for the year ended December 31, 2022, and their actual base salaries, were as follows:

Executive Officer	Market median	Actual base salary
Louis J. Torchio	$834,000	800,000
William W. Harvey, Jr.	598,000	700,000
John J. Golding	371,000	371,315
Mark T. Reitzes	371,000	371,315
Scott J. Watson	373,000	371,315

Increases in base salaries for our Named Executive Officers were based on their position and performance rating, as determined by the Board, among various ratings ranging from did not meet expectations to consistently exceeds expectations. As of April 1, 2022, each executive was deemed to have performed above expectations or consistently exceeded expectations.

Annual Cash Incentive. We provide performance-based cash incentive awards to eligible personnel, including executive officers, under the Annual Performance Award Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing for control of discretionary compensation expenses. Funding for the Annual Performance Award Plan is based on an assessment of our actual performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors as well as a comparison against a predetermined peer group. For the year ended December 31, 2022, the Annual Performance Award Plan required that two gate metrics be satisfied in order for the cash incentive payout to be considered. These gate metrics included a threshold of net charge-offs of 0.50% or less and total delinquency of 3.00% or less. Once these gate metrics have been met, the financial factors considered to determine the payout level for the year ended December 31, 2022 were: return on average assets, return on average equity, efficiency ratio, and loan growth. Individual performance ratings also are considered when determining the actual payout amount. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement of our strategic initiatives.

The Annual Performance Award Plan sets levels of corporate performance targets, with the lowest level (Threshold) resulting in cash incentive payments to the Named Executive Officers in amounts ranging from no bonus to 13.8% of base salary, the target level (Target) resulting in cash incentive payments of up to 55% of base salary and the highest level (Maximum) resulting in cash incentive payments up to 82.5% of base salary based on role. The performance targets which could result in maximum cash incentive payments of 13.8%, 55% and 82.5% of base salary, respectively, are as follows:

	Bonus level under Annual Performance Award Plan
Performance measure	Weighting	Threshold	Target	Maximum
Return on Average Assets	25%	0.60%	1.19%	1.33%
Return on Average Equity	25%	5.40%	10.79%	11.54%
Efficiency Ratio	25%	66.23%	57.84%	54.08%
Loan Growth	25%	5.21%	10.42%	15.41%

The target level for bonuses for our Named Executive Officers for the year ended December 31, 2022 (Target in the table below), and their actual bonuses, based upon their most recent performance ratings for the year ended December 31, 2022, were as follows:

	Target bonus		Actual bonus
Executive Officer	Percent	Dollar	Percent	Dollar
Louis J. Torchio	55%	$440,000	54.5%	$436,000
William W. Harvey, Jr.	50%	350,000	49.5%	429,940	*
John J. Golding	40%	148,526	36.0%	133,700
Mark T. Reitzes	40%	148,526	36.0%	133,700
Scott J. Watson	35%	129,960	33.1%	122,900

*	Bonus includes an incremental bonus of $83,440 under the Annual Performance Award Plan for service as the interim CEO.

The Compensation Committee has discretion under the Annual Performance Award Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions. For the year ended December 31, 2022, the Compensation Committee did not exercise discretion or make any adjustments to the overall performance levels achieved.

For 2022, operating results were as follows:

Performance measure	Actual result	Level
Return on Average Assets	0.94%	Between Threshold and Target
Return on Average Equity	8.80%	Between Threshold and Target
Efficiency Ratio *	62.10%	Between Threshold and Target
Loan Growth	9.20%	Between Threshold and Target

*	Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Based on the performance measurements reviewed, the Compensation Committee determined that the annual performance award should be paid at a level between the Threshold and Target levels for all Named Executive Officers.

As a condition to receiving an annual performance-based cash incentive award, our Named Executive Officers agree that any award is subject to recovery by us if the executive’s actions during that fiscal year that resulted in payment of the award are deemed by the Board of Directors to be illegal, unsafe or unsound or resulted in an elevated risk profile beyond the tolerances established by the Board of Directors.

Long-Term Stock-Based Compensation. The purpose of our 2022 Equity Incentive Plan is to promote the long-term financial success of Northwest Bancshares, Inc. and its subsidiaries, including Northwest Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company stock.

The 2022 Equity Incentive Plan was approved by stockholders. The intention of the Compensation Committee with respect to the 2022 Equity Incentive Plan is to distribute a total of up to 3,500,000 shares to key employees and directors, with all grants based upon the level of responsibility, performance and market pricing of the roles of those eligible. The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.

In 2022, the Compensation Committee granted long-term incentive compensation that is balanced between retention and forward-looking performance incentives. The Committee granted awards to senior executives that used a combination of restricted stock units and performance share units. The Compensation Committee believes that this combination coupled with meaningful stock ownership requirements will ensure that executives are focused on shareholder value and the long-term success of the Company. The grants consisted of two components, weighted as follows:

•

50% of an executive’s target long-term incentive value was awarded as restricted stock units vesting in one-third increments on each of the first, second and third anniversaries of the date of the grant; and

•	50% of the executive’s target long-term incentive value was awarded as performance share units which will have a three year cliff vesting schedule.

The number of units was calculated using the per share closing price of the Company’s common stock on the grant date approved by the Board. Executives may earn the performance share unit portion of their awards by achieving certain metrics as established by the Compensation Committee over a three-year performance period.

Grants of stock awards to an individual are based primarily on the individual’s level of responsibility, their performance, and market pricing for their individual role. Individual performance is evaluated using certain general elements applicable to all employees, including accountability, collaboration, customer experience, mentoring/coaching, and continuous improvement. Job specific elements for measuring the individual performance of our Named Executive Officers include the individual’s contributions to our operations and performance in the following areas: Mr. Torchio – strategic, operational and profitability considerations; Mr. Harvey – strategic, financial records/reporting, administrative, facilities and profitability considerations; Mr. Golding – strategic, consumer banking, administrative and profitability considerations; Mr. Reitzes – strategic, commercial lending, treasury management, administrative and profitability considerations; and Mr. Watson – strategic, information systems, administrative and profitability considerations. These performance measures are not quantitative or otherwise measurable targets. Rather, stock award grants are based on the Named Executive Officer’s overall performance, which factors in how the officer performed in their areas of responsibility. The grant value is based off of a percentage of base determined by market and peer group comparisons for each role.

During the year ended December 31, 2022, under the 2022 Equity Incentive Plan, the Compensation Committee granted stock awards to employees, with different amounts given for different roles and levels of responsibility within our organization. Mr. Torchio, Harvey, Golding, Reitzes and Watson were awarded 7,110, 9,016, 6,658, 6,658 and 5,178 restricted stock units, respectively, and 7,110, 9,016, 6,658, 6,658 and 5,178 performance stock units. In addition, Mr. Harvey was awarded an additional 5,230 of restricted stock units during 2022 for his service as interim CEO.

In 2022, the Company awarded a total of 41,206 restricted stock awards (“RSAs”) to the independent directors, which fully vest one year from the grant date, a total of 163,142 restricted stock units (“RSUs”) to certain employees, which vest over a three-year period with the first vesting occurring one year from the grant date, and a total of 150,027 performance awards (“PSUs”) to certain employees. Under the 2022 plan, 3,074,002 shares remain available for grant. The Key Performance Indicator (KPI) utilized to measure performance relative to the peer group is relative Return on Average Assets (rROAA). The number of PSUs earned at the end of the three-year performance period will be based on the attainment of performance levels, including threshold, target, and maximum, and associated payouts will be established at the beginning of the performance cycle. Threshold performance will be achieved at the 25th percentile of the approved compensation peer group, Target performance at the 50th percentile of the peer group, and Maximum performance is at the 75th percentile of the peer group. At the end of each performance cycle, actual performance and the resulting payouts will be determined. Performance below “threshold” for a given performance measure will result in forfeiture of the respective PSUs; performance at or above “maximum” for a given performance measure will result in payout equal to 150% of the respective target PSUs. Performance between threshold, target, and maximum will be determined using straight line interpolation and rounded up to the nearest whole number of PSUs.

As a condition to receiving an annual performance-based equity incentive award, our Named Executive Officers agree that any award is subject to recovery by us if the executive’s actions during that fiscal year that resulted in payment of the award are deemed by the Board of Directors to be illegal, unsafe or unsound or resulted in an elevated risk profile beyond the tolerances established by the Board of Directors.

The Board of Directors has adopted stock ownership guidelines for our Named Executive Officers and members of the Board of Directors. Under these guidelines, the Chief Executive Officer must maintain a minimum beneficial ownership level worth three times his annual base salary in Northwest Bancshares, Inc. common stock and each of the other Named Executive Officers must maintain a beneficial ownership level of one times their annual base salary. In addition, each Director must maintain a minimum level of five times their annual board cash retainer. The applicable ownership levels must be achieved within five years after a Named Executive Officer or Director first becomes subject to these guidelines.

In addition, in the case of performance share units, each award is subject to clawback by the Company as may be required by applicable law, SEC or NASDAQ rule or regulation or the Company’s clawback policy.

Employment Agreements/Change in Control Agreements. We have entered into employment agreements with Named Executive Officers Torchio, Harvey, Golding and Reitzes and change in control agreements with certain other executive officers, including Named Executive Officer Watson. Revised agreements were executed for Mr. Torchio based on his new role as President and Chief Executive Officer and Mr. Harvey based on his new role as Chief Operating Officer and Chief Financial Officer. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The employment agreements are for a two-year period and the change in control agreements are for a one-year period. Agreements are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily medical and dental benefits, under certain conditions, as discussed in the agreements. The agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent. For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements/Change in Control Agreements” and “Potential Payments to Named Executive Officers”.

Retirement Plans. Substantially all of our employees hired prior to August 1, 2020, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide a monthly retirement benefit. See “Defined Benefit Plan”. We have also adopted a non-qualified supplemental executive retirement plan for the benefit of certain individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan”. Employees who have attained age 21 are also eligible to make elective deferrals to our 401(k) plan. Employees are eligible for the Safe Harbor matching contribution on the first day of the month following the month in which 90 days of credited service is completed. We provide matching contributions equal to 100% of an eligible employee’s elective deferrals up to 4% of the employee’s eligible compensation.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Review of Risk Related to Compensation Policies and Procedures. The Compensation Committee of the Board of Directors is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk is imposed on Northwest Bancshares, Inc. from the annual cash incentive plan, long-term stock-based compensation plan and/or employment or change in control agreements. After reviewing the compensation policies and procedures, including the determination of whether any incentive/variable compensation programs encourage excessive risk taking by employees, the Compensation Committee has concluded such plans do not pose material risk to Northwest Bancshares, Inc.

Say-on-Pay. In accordance with the rules of the Securities and Exchange Commission, at our 2022 Annual Meeting of Stockholders, we received the following votes with respect to the compensation of our Named Executive Officers: (i) an advisory, non-binding vote to approve the compensation of our Named Executive Officers as described in the proxy statement (commonly referred to as a “Say-on-Pay Vote”), which vote received over 77% of the votes cast in favor of the proposal. At our 2017 Annual Meeting of Stockholders, our stockholders recommended that we hold a Say-on-Pay Vote on an annual basis. Our Compensation Committee considered the recommendation of the stockholders at our previous Annual Meeting of Stockholders in reviewing executive compensation and in determining the frequency of future Say-on-Pay Votes, and has determined to include the Say-on-Pay Vote in our proxy materials for each Annual Meeting of Stockholders until the next Frequency Vote, which is occurring at the 2023 Annual Meeting of Stockholders.

No Pledging or Hedging Company Securities. We have adopted a policy that prohibits our insiders from (1) pledging Northwest Bancshares, Inc. stock as collateral against a loan or line of credit or holding Northwest Bancshares, Inc. stock in a margin account; and (2) conducting any hedging activities (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to offset any decrease in the market value with respect to Northwest Bancshares, Inc. stock.

Executive Compensation

The following table sets forth, for the three years ended December 31, 2022, certain information as to the total remuneration we paid to Mr. Seiffert, who served as our Chairman of the Board, President and Chief Executive Officer and passed away on May 24, 2022, Mr. Torchio, who currently serves as our President and Chief Executive Officer, Mr. Harvey, who serves as our Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer, and our three other most highly compensated executive officers (our “Named Executive Officers”) at December 31, 2022.

Summary compensation table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
Ronald J. Seiffert Served as Chairman of the Board, President and Chief Executive Officer (6)	2022	314,042	—	460,279	—	—	—	27,681	802,002
	2021	805,275	40,264	181,260	15,360	470,800	137,564	38,007	1,688,530
	2020	775,077	29,467	109,238	3,120	457,000	145,802	38,592	1,558,296
Louis J. Torchio President, Chief Executive Officer and Director (6)	2022	529,548	26,477	151,159	—	436,000	13,422	34,285	1,190,891
	2021	375,577	15,023	99,180	9,901	127,000	49,605	46,278	722,564
	2020	336,538	10,096	70,398	2,011	157,500	54,754	23,126	654,423
William W. Harvey, Jr.	2022	643,526	32,176	259,565	—	429,940	—	39,641	1,404,848
Senior Executive Vice President,	2021	484,392	24,220	99,180	9,901	200,200	4,877	42,102	864,872
Chief Operating Officer, Chief Financial Officer and Director (6)	2020	468,408	24,974	70,398	2,011	194,300	281,513	39,329	1,080,933
John J. Golding Senior Executive Vice President, Consumer Banking	2022	367,987	18,399	141,549	—	133,700	—	41,255	702,890
	2021	357,673	17,884	99,180	9,901	119,000	43,065	27,918	674,621
	2020	336,538	16,827	70,398	2,011	115,500	61,423	25,625	628,322
Mark T. Reitzes Senior Executive Vice President, Commercial Banking	2022	367,987	14,719	141,549	—	133,700	20,660	23,233	701,848
	2021	357,673	10,730	99,180	9,901	108,200	52,081	21,282	659,047
	2020	339,231	6,785	35,199	1,006	115,500	50,588	8,130	556,439
Scott J. Watson Executive Vice President, Chief Information Officer	2022	367,987	14,719	110,084	—	122,900	—	22,949	638,639
	2021	357,673	10,730	80,028	7,987	115,000	40,561	21,887	633,866
	2020	347,308	6,946	56,804	1,622	101,500	40,525	17,574	572,279

(footnotes on following page)

(footnotes from previous page)

(1)

Reflects the aggregate grant date fair value of PSUs and RSUs granted in 2022. In 2021 and 2020 , this number reflects restricted stock awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Notes 1(q) and 14(c) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission. For the PSUs, the grant date fair value is based on the achievement at target, as prescribed by ASC Topic 718.

(2)

Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are included in Notes 1(q) and 14(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission.

(3)

Reflects the performance-based cash incentive awards under the Annual Performance Award Plan. Mr. Harvey’s amount includes an incremental performance-based cash incentive for his service as interim CEO.

(4)

The change in pension value includes both the value of the benefit earned by the executive during the year as well as the financial impact of discount rate changes on the prior service benefits earned under the plan. When discount rates decline there is an increase in the value of the prior service benefits and when discount rates increase there is a decrease in the value of the prior service benefits. For the year ended December 31, 2022, the discount rate used to value plan benefits increased to 4.99% from 2.75% which resulted in a decrease in the value of the prior service benefits. The financial impact resulting from the increase in discount rate for Messrs. Seiffert, Torchio, Harvey, Golding, Reitzes and Watson were decreases of $0, $68,764, $512,354, $73,451, $38,878 and $49,729, respectively. For the year ended December 31, 2021, the discount rate used to value plan benefits increased to 2.75% from 2.39%, which resulted in a decrease in the value of the prior service benefits and for the year ended December 31, 2020, the discount rate decreased to 2.39% from 3.14%.

(5)	The compensation represented by the amounts for 2022 set forth in the Total all other compensation column for the Named Executive Officers is detailed in the table below.

Name	Company contributions to qualified defined contribution plan ($)(a)	Company-paid life insurance premiums ($)(b)	Unvested restricted stock dividends ($)(c)	Social clubs ($)	Total all other compensation ($)
Ronald J. Seiffert	11,600	4,191	11,890	—	27,681
Louis J. Torchio	12,200	5,148	10,888	6,049	34,285
William W. Harvey, Jr.	12,200	4,753	19,852	2,836	39,641
John J. Golding	12,200	3,354	12,503	13,198	41,255
Mark T. Reitzes	12,200	5,148	5,885	—	23,233
Scott J. Watson	12,200	3,354	7,395	—	22,949

(a)

Reflects contributions to our tax qualified plan. Northwest Bank makes matching contributions equal to 100% of the employee’s 401(k) contributions, up to 4% of the employee’s eligible compensation limited by IRS restrictions.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.
(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.

(6)

Mr. Seiffert passed away on May 24, 2022, at which time, Mr. Harvey was appointed interim President and Chief Executive Officer. On August 17, 2022, Mr. Torchio was appointed President and Chief Executive Officer and Mr. Harvey was appointed Chief Operating Officer in addition to his Chief Financial Officer responsibilities.

Amounts included in the “Stock awards” and “Option awards” columns for the years ended December 31, 2022, 2021 and 2020 represent grants under our 2022 Equity Incentive Plan and 2018 Equity Incentive Plan. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made even though vesting occurs over multiple years.

Amounts listed above in the “Salary” column are paid pursuant to employment agreements or change in control agreements with the Named Executive Officers. See “Employment Agreements/Change in Control Agreements”. Amounts listed in the “Bonus” column reflect a discretionary holiday bonus approved by the Compensation Committee and distributed to substantially all employees. Distribution ranges vary from 0% to 5% of base pay dependent upon tenure with us. Due to their years of service, Messrs. Torchio, Harvey and Golding each received a bonus equal to 5% of base pay, and Mr. Reitzes and Mr. Watson each received 4% of base pay for the year ended December 31, 2022. Amounts listed in the “Non-equity incentive plan compensation” column reflect an incentive cash bonuses based on performance paid by the Compensation Committee under the Annual Performance Award Plan. See “Compensation Discussion and Analysis—Annual Cash Incentive”. Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified defined benefit plans based on the assumptions used for FASB ASC 715 at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the FASB ASC 715 discount rate, changes in the mortality table, and changes due to the accrual of plan benefits.

There were no nonqualified deferred compensation earnings required to be reported because no employee deferred compensation plans existed during the year ended December 31, 2022.

Plan-Based Awards. The following table sets forth for the year ended December 31, 2022 certain information as to grants of plan-based awards for the Named Executive Officers.

Grants of plan-based awards for the year ended December 31, 2022
Name	Grant date			Estimated future payouts under non-equity-incentive plan awards			Estimated future payouts under equity-incentive plan awards			All other stock awards: number of shares or units (#)		Grant date fair value of stock and option awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald J. Seiffert	May 18, 2022	(a	)							21,650		238,150
	May 18, 2022	(b	)							—		222,129
Louis J. Torchio				110,000	440,000	660,000
	May 18, 2022	(a	)				3,555	7,110	10,665	7,110		78,210
	May 18, 2022	(b	)				3,555	7,110	10,665	—		72,949
William W. Harvey, Jr.				87,500	350,000	525,000
	May 18, 2022	(a	)				4,508	9,016	13,524	14,246	(c)	167,061
	May 18, 2022	(b	)				4,508	9,016	13,524	—		92,504
John J. Golding				37,132	148,526	222,789
	May 18, 2022	(a	)				3,329	6,658	9,987	6,658		73,238
	May 18, 2022	(b	)				3,329	6,658	9,987	—		68,311
Mark T. Reitzes				37,132	148,526	222,789
	May 18, 2022	(a	)				3,329	6,658	9,987	6,658		73,238
	May 18, 2022	(b	)				3,329	6,658	9,987	—		68,311
Scott J. Watson				32,490	129,960	194,940
	May 18, 2022	(a	)				2,589	5,178	7,767	5,178		56,958
	May 18, 2022	(b	)				2,589	5,178	7,767	—		53,126

(a)	Represents RSUs granted during the fiscal year end December 31, 2022 from the 2022 Equity Incentive Plan.
(b)	Represents PSUs granted during the fiscal year end December 31, 2022 from the 2022 Equity Incentive Plan.
(c)	Includes additional grant of RSUs to Mr. Harvey for his service as interim Chief Executive Officer during 2022.

During the year ended December 31, 2022, RSUs and PSUs were awarded under our 2022 Equity Incentive Plan. The RSUs granted are subject to time-based vesting and are listed in the columns entitled “All other stock awards: number of shares or units”. Awards listed under “Estimated future payouts under equity incentive plan awards” represent the amount of shares of RSUs (the first line for each Named Executive Officer) and PSUs (the second line for each Named Executive Officer) that can be earned as described in “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation”. Each award of RSUs vests over three years beginning one year from the date of grant. Vesting is accelerated in the event of involuntary termination following a change in control of Northwest Bank or Northwest Bancshares, Inc. and in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65). For a further discussion of grants made for the year ended December 31, 2022, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation”.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2022 for the Named Executive Officers.

Outstanding equity awards at December 31, 2022
Name	Option awards						Stock awards

	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)

Louis J. Torchio	4,458	1,782	(8)	—	16.59	5/14/2028	18,861	263,677	7,110	99,398
	7,134	5,346	(9)	—	17.27	5/22/2029
	6,810	8,660	(10)	—	9.71	5/20/2030
	6,188	9,282	(11)	—	13.68	5/25/2031
William W. Harvey, Jr.	—	1,440	(4)	—	13.15	5/21/2024	35,031	489,733	9,016	126,044
	—	3,094	(5)	—	12.37	5/20/2025
	10,829	4,641	(6)	—	14.15	5/18/2026
	9,282	6,188	(7)	—	15.57	5/17/2027
	11,050	4,420	(8)	—	16.59	5/14/2028
	8,843	6,627	(9)	—	17.27	5/22/2029
	2	8,660	(10)	—	9.71	5/20/2030
	—	9,282	(11)	—	13.68	5/25/2031
John J. Golding	2,766	1,844	(7)	—	15.57	5/17/2027	20,111	281,152	6,658	93,079
	8,916	3,564	(8)	—	16.59	5/14/2028
	7,134	5,346	(9)	—	17.27	5/22/2029
	6,810	8,660	(10)	—	9.71	5/20/2030
	6,188	9,282	(11)	—	13.68	5/25/2031
Mark T. Reitzes	3,407	4,328	(10)	—	9.71	5/20/2030	13,036	182,243	6,658	93,079
	6,188	9,282	(11)	—	13.68	5/25/2031
Scott J. Watson	3,567	2,673	(9)	—	17.27	5/22/2029	13,218	184,788	5,178	72,388
	5,492	6,988	(10)	—	9.71	5/20/2030
	4,992	7,488	(11)	—	13.68	5/25/2031

(1)	Shares reflected in this column represents grants of both RSAs and RSUs.
(2)	Market values are calculated using the closing market price of Northwest Bancshares, Inc.’s stock at December 31, 2022.
(3)

Shares reflected in this column represent the number of shares that would be issued to each Named Executive Officer under the 2022 LTIP assuming that the target level of performance is achieved for each plan.

(4)	Remaining unexercisable options will vest equally on May 21, 2023.
(5)	Remaining unexercisable options will vest equally on May 20, 2023 and 2024.
(6)	Remaining unexercisable options will vest equally on May 18, 2023, 2024 and 2025.
(7)	Remaining unexercisable options will vest equally on May 17, 2023, 2024, 2025 and 2026.
(8)	Remaining unexercisable options will vest equally on May 14, 2023 and 2024.
(9)	Remaining unexercisable options will vest equally on May 22, 2023, 2024 and 2025.
(10)	Remaining unexercisable options will vest equally on May 20, 2023, 2024, 2025 and 2026.
(11)	Remaining unexercisable options will vest equally on May 25, 2023, 2024 and 2025.

Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2022 for the Named Executive Officers.

Option exercises and stock vested for the year ended December 31, 2022
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)		Value realized on vesting ($)
Ronald J. Seiffert	—	—	51,374	(1)	647,881
Louis J. Torchio	—	—	3,718		46,377
William W. Harvey, Jr.	28,252	84,181	8,060		100,222
John J. Golding	—	—	4,352		54,217
Mark T. Reitzes	—	—	1,957		24,643
Scott J. Watson	—	—	2,407		30,126

(1)	Reflects 46,585 shares acquired due to accelerated vesting upon death.

Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2022 for the Named Executive Officers. See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

Pension benefits at and for the year ended December 31, 2022
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Louis J. Torchio	Northwest Bank Pension Plan	5	146,428	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	5	39,732	—
William W. Harvey, Jr.	Northwest Bank Pension Plan	27	895,506	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	27	127,950	—
John J. Golding	Northwest Bank Pension Plan	6	156,978	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	6	17,659	—
Mark T. Reitzes	Northwest Bank Pension Plan	4	101,917	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	4	21,413	—
Scott J. Watson	Northwest Bank Pension Plan	4	99,337	—

CEO Pay Ratio. As mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the annual total compensation for both the chief executive officer (the “CEO”) and the median employee along with the ratio of the CEO’s annual total compensation to the median employee’s annual total compensation.

We identified the median employee by: (i) obtaining a listing of all employees including active full-time, part-time, seasonal, and temporary employees excluding our CEO, Ronald J. Seiffert, as of December 31, 2020, and (ii) ranking the employees by all taxable earnings as of December 31, 2020. As there were no significant changes in our employee population and median employee pay during 2022, we elected to utilize the same median employee identified at December 31, 2020 but updated the median employee’s compensation as of December 31, 2022.

Total compensation for this median employee was determined in the same manner as the “Total Compensation” shown for our CEO in the Summary Compensation Table. There were no cost-of-living adjustments, full-time equivalent adjustments, or annualization in the calculation of these amounts.

Due to the passing of our CEO, Mr. Seiffert, the Company had three separate individuals serving as CEO during 2022. In order to appropriately calculate the CEO’s total compensation for the purpose of the CEO pay ratio, the Company elected to use the compensation for Mr. Torchio, as he was serving as the CEO at the time we calculated the median employee’s total compensation, which was December 31, 2022. In order to ensure Mr. Torchio’s total compensation was reflective of a full year serving as the CEO, the Company replaced the salary disclosed in the total compensation table with his annualized base salary as the CEO.

In determining the median employee, we included approximately 275 employees who work less than 1,000 hours per year and do not receive the complete line of benefits offered to full-time employees.

Annual Total Compensation of Median Employee	$45,636
Annual Total Compensation of CEO	1,461,343
Ratio of CEO to Median Employee Compensation	32:1

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Northwest Bancshares, Inc. performance for the fiscal years listed below. You should refer to our Compensation Discussion & Analysis (“CD&A”) for a complete description of how executive compensation relates to Northwest Bancshares, Inc. performance and how the Compensation Committee makes its decisions.

	Principal Executive Officer (“PEO”)(1)				Non-PEO NEOs (2)		Value of initial fixed $100 investment based on:
	Summary compensation on table total		Compensation actually paid (3)		Average summary compensation on table total ($)	Average compensation actually paid ($)	Total shareholder return ($)	Peer group total shareholder return ($)(5)	Company metrics
Year	1st PEO ($)	2nd PEO ($)(4)	1st PEO ($)	2nd PEO ($)					Net income (in thousands)($)	Return on average assets (“ROA”)
2022	802,002	1,190,891	580,603	1,255,743	862,057	933,361	101.06	107.54	133,666	0.94%
2021	1,688,530	—	1,758,462	—	730,276	793,259	96.62	128.28	154,323	1.08%
2020	1,558,296	—	1,498,796	—	730,029	624,237	82.01	90.81	74,854	0.58%

(1)
Mr. Seiffert served as Chairman, President and CEO during the years presented until his death on May 24, 2022. At this time, Mr. Harvey was appointed interim President and CEO. On August 17, 2022, Mr. Torchio was appointed P resid
ent and Chief Executive Officer. Given these events, the Company has disclosed Mr. Seiffert’s total compensation and compensation actually paid for the time he served as CEO in 2022, and the full years for 2021 and 2020 as “1st PEO” and has disclosed Mr. Torchio’s total compensation and compensation actually paid as the “2nd PEO” for 2022 only. Mr. Torchio is then included in the non-PEO
NEOs disclosure for 2021 and 2020. Mr. Harvey’s total compensation and compensation actually paid is included in the non-PEO
NEO disclosures for all years presented.

(2)	Non-PEO CEOs average calculation includes Messrs. Harvey, Golding, Reitzes and Watson for 2022; Messrs. Torchio, Harvey, Golding and Reitzes for both 2021 and 2020.
(3)	The following tables provides a reconciliation between the summary compensation on table total and the compensation actually paid:

	1st PEO			2nd PEO			Non-PEO NEOs
Adjustments from Summary Compensation Table total	2022	2021	2020	2022	2021	2020	2022	2021	2020
Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table	$—	(137,564)	(145,802)	$(13,422)	—	—	$(5,165)	(37,407)	(112,070)
Increase for service cost of pension plans	—	125,912	123,751	34,469	—	—	34,476	49,157	50,293
Increase/deduction for prior service cost of pension plans	—	—	—	—	—	—	—	—	—
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(460,279)	(196,620)	(112,358)	(151,159)	—	—	(163,187)	(109,081)	(63,358)
Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end	—	165,456	142,627	176,755	—	—	187,724	92,029	80,413
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	—	47,665	(76,589)	13,591	—	—	13,133	30,379	(58,861)
Increase based on fair value of awards granted during year that vested during year, determined as of vesting date	273,656	36,252	16,390	—	—	—	—	19,836	9,251
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	(46,666)	7,331	(23,366)	(6,270)	—	—	(7,086)	4,978	(22,080)
Deduction of fair value of awards granted prior to year that were forfeited during year	—	—	—	—	—	—	—	—	—
Increase based on dividends or other earnings paid during year prior to vesting date of award	11,890	21,500	15,847	10,888	—	—	11,409	13,092	10,620

Total adjustments	$(221,399)	69,932	(59,500)	$64,852	—	—	$71,304	62,983	(105,792)

(4)	Mr. Torchio was appointed as the CEO during 2022. The above disclosure includes salary of $270,769 for his service as the CEO and $258,779 for his service prior to becoming the CEO.
(5)	Peer group total shareholder return reflects the value of $100 investment in the NASDAQ Bank Index.

In our assessment, the most important financial performance measures used to link CAP, as calculated in accordance with the SEC rules, to our NEOs in 2022 to our performance were:

•	Return on assets;

•	Return on equity; and

•	Efficiency ratio.
The following illustrations provide a graphical description of CAP, as calculated in accordance with the SEC rules, and the following measures, as well as our cumulative TSR versus our peer group’s cumulative TSR:

•	the Company’s cumulative TSR;

•	the Company’s net income; and

•	the Company selected measure, which is ROA.

CAP and Company Cumulative TSR

CAP and Company Net Inc
om
e

CAP and Company Return on
Assets

Company and Peer Group Cumulati
ve TS
R

Defined Benefit Plan

Northwest Bank maintains the Northwest Bank Pension Plan (Retirement Plan), covering substantially all employees who started prior to August 1, 2020 and who satisfy the eligibility requirements of age 21 and the completion of one year of service. The plan is noncontributory and funded by the employer. Northwest Bank annually contributes an amount necessary to at least satisfy the actuarially determined minimum funding requirements under Section 430 of the Internal Revenue Code and in accordance with the Employee Retirement and Income Security Act of 1974, as amended (“ERISA”). For the plan year ended December 31, 2022, there was not a required contribution and therefore, the Bank elected to not contribute as management determined that the plan was in a well-funded position.

The benefits under the plan are payable on the participants normal retirement date which is age 65 and the completion of five years of service. Benefits are computed using the plan formula, eligible base pay and years of credited service. Upon retirement, benefits are payable as a lifetime annuity and the participant has the option to select from several choices of actuarially equivalent benefits. Early retirement is available as early as age 55 with the completion of five years of service or any time after the completion of 25 years of service but the benefit is reduced on an actuarial basis to account for early payment.

The plan formula for employees hired prior to January 1, 2008, and applicable to their service up through March 31, 2013, was 1.6% of five-year average monthly base pay plus 0.6% of average monthly base pay in excess of covered compensation (35 year average of the maximum taxable wage bases) multiplied by credited service up to a maximum of 25 years. The formula also provided an additional benefit equal to 0.6% of five-year average monthly base pay multiplied by credited service between 25 years and 35 years. The benefits computed under this formula were frozen effective March 31, 2013 and a new formula was adopted. Mr. Harvey was employed prior to March 31, 2013 and earned a portion of his pension benefit under this formula.

For service commencing January 1, 2013, which includes all Named Executive Officers, benefits for all participants under the plan will be equal to 1% of eligible base pay for each calendar year that a participant completes at least 1,000 hours of service.

Effective August 1, 2020, the Plan was amended to include a soft freeze. The soft freeze will allow those employees in an eligible position that were hired, rehired, or acquired on or before July 31, 2020, to continue to vest and accrue additional benefits for each year they are credited with 1,000 hours or more. Employees that are hired, rehired, acquired, or transfer to an eligible job classification on or after August 1, 2020 are not eligible to participate in the Pension Plan.

The accrued annual pension benefit as of December 31, 2022 for Messrs. Torchio, Harvey, Golding, Reitzes and Watson were $13,888, $104,572, $16,196, $8,800 and $11,600, respectively. As of December 31, 2022, Messrs. Torchio, Harvey and Golding qualified for early retirement under the Retirement Plan. If Messrs. Torchio, Harvey and Golding had retired on December 31, 2022 and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $9,259, $57,805 and $10,258, respectively.

Supplemental Executive Retirement Plan

Northwest Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2022, that limit was $305,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually earned under the Retirement Plan as a result of the limitations.

Participants must elect the method of payment. Options for payment include a lump sum, three substantially equal annual installments, or five substantially equal annual installments, starting within 30 days of the earliest of the following events: the participant’s death, disability, retirement or a change in control, provided, however, that if the participant is a specified employee under Section 409A of the Internal Revenue Code, distribution following retirement must be delayed for six months. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of Northwest Bank. The benefits paid under the SERP supplement the benefits paid by the Retirement Plan.

The accrued annual SERP benefit as of December 31, 2022 for Messrs. Torchio, Harvey, Golding and Reitzes were $3,769, $14,941, $1,823 and $1,849, respectively. As of December 31, 2022, Messrs. Torchio, Harvey and Golding qualified for early retirement under the SERP. If Messrs. Torchio, Harvey and Golding had retired on December 31, 2022 and began receiving payments immediately upon retirement, their annual pension benefit would have been $2,512, $8,259 and $1,154, respectively.

Employment Agreements/Change in Control Agreements

Northwest Bancshares, Inc. and Northwest Bank are parties to a two-year employment agreement with each of Messrs. Torchio, Harvey, Golding and Reitzes. On each anniversary date, the term of the contracts may be renewed for an additional year and a contract that is not renewed expires twelve months following the anniversary date. Under the agreements, the 2022 base salaries of Messrs. Torchio, Harvey, Golding and Reitzes of $800,000, $700,000, $371,315 and $371,315 respectively, are reviewed annually and may be increased but not decreased. In the event Northwest Bancshares, Inc. or Northwest Bank terminates their employment for reasons other than for “just cause” (as defined in the agreement), or if they resign due to “good reason” (as defined in the agreement), with or without a “change in control” (as defined in the agreement), within 30 days after the executive’s termination of employment, Northwest Bancshares, Inc. or Northwest Bank (or any successor) will pay the executive a cash lump sum equal to:

(i)	the sum of three times the highest rate of base salary and three times the highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of medical and dental coverage for 36 months from the date of termination, unless they obtain similar benefits from their new employer.

To the extent necessary, in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination. During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest Bancshares, Inc. or Northwest Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may have been involved by reason of his having been a director or officer of Northwest Bancshares, Inc. or Northwest Bank, including judgments, court costs, attorney’s fees and settlements approved by the Compensation Committee. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the agreements will be made by Northwest Bank, but if not timely paid, Northwest Bancshares, Inc. shall make such payments. The agreements are binding on successors to Northwest Bancshares, Inc. and Northwest Bank.

Northwest Bancshares, Inc. and Northwest Bank are parties to a one-year change in control agreement with Mr. Watson. On each anniversary date the change in control agreement may be renewed for an additional year, and if it is not renewed it expires on the anniversary date. Under this agreement, the 2022 base salary for Mr. Watson was $371,315. In the event of a “change of control” (as defined in the agreement), and if, within 24 months after the change in control, the executive either resigns due to “good reason” (as defined in the agreement) or is involuntarily terminated other than for “just cause,” (as defined in the agreement) within 30 days after the executive’s termination of employment, Northwest Bancshares, Inc. or Northwest Bank (or any successor) will pay the executive a cash lump sum equal to the sum of three times the executive’s highest rate of base salary and three times their highest rate of cash bonus paid to him during the prior three years. Northwest Bank would also continue the executive’s medical and dental coverage for 36 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination.

The following provisions apply to all of the employment and change in control agreements. If the executive’s employment is terminated for “just cause”, no further compensation or benefits shall be paid under the agreements and all unvested stock options and unvested restricted stock awarded to the executive, as well as all unexercised stock options, shall be immediately forfeited. If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Bank may terminate the agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Bank shall continue to pay their then-current base salary for one year and shall provide medical and dental benefits for the executive’s eligible dependents for three years after the executive’s death, at generally the same level as Northwest Bank was providing such benefits at the time of the executive’s death.

Potential Payments to Named Executive Officers

The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2022, pursuant to each individual’s employment agreement, pursuant to stock benefits that have been granted under our equity incentive plans and pursuant to our policies with respect to health care and other benefits continuation. For a discussion of additional benefits that would be paid to the Named Executive Officers or their beneficiaries upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage”.

Louis J. Torchio
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control (1)		Voluntary termination	Termination for cause	Death (2)	Disability (3)	Retirement
Severance pay	$2,400,000		—	—	800,000	1,466,667	—
Bonus payment	1,387,432		26,477	—	462,477	462,477	26,477
Stock option vesting acceleration (4)	39,763		—	—	39,763	39,763	—
Restricted stock vesting (RSA) acceleration (4)	164,279		—	—	164,279	164,279	—
Restricted stock vesting (RSU) acceleration (4)	99,398		—	—	99,398	99,398	—
Performance stock vesting (PSU) acceleration (4)	99,398		—	—	19,327	19,327	—
Health care and other benefits continuation	76,457	(5)	—	—	59,612	—	—

William W. Harvey, Jr.
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control (1)		Voluntary termination	Termination for cause	Death (2)	Disability (3)	Retirement
Severance pay	$2,100,000		—	—	700,000	1,283,333	—
Bonus payment	1,386,348		32,176	—	462,116	462,116	32,176
Stock option vesting acceleration (4)	45,939		—	—	45,939	45,939	—
Restricted stock vesting (RSA) acceleration (4)	290,574		—	—	290,574	290,574	—
Restricted stock vesting (RSU) acceleration (4)	199,159		—	—	199,159	199,159	—
Performance stock vesting (PSU) acceleration (4)	126,044		—	—	24,508	24,508	—
Health care and other benefits continuation	74,258	(5)	—	—	52,819	—	—

John J. Golding
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control (1)		Voluntary termination	Termination for cause	Death (2)	Disability (3)	Retirement
Severance pay	$1,113,945		—	—	371,315	680,744	—
Bonus payment	456,298		18,399	—	152,099	152,099	18,399
Stock option vesting acceleration (4)	39,763		—	—	39,763	39,763	—
Restricted stock vesting (RSA) acceleration (4)	188,073		—	—	188,073	188,073	—
Restricted stock vesting (RSU) acceleration (4)	93,079		—	—	93,079	93,079	—
Performance stock vesting (PSU) acceleration (4)	93,079		—	—	18,099	18,099	—
Health care and other benefits continuation	25,673	(5)	—	—	—	—	—

Mark T. Reitzes
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control (1)		Voluntary termination	Termination for cause	Death (2)	Disability (3)	Retirement
Severance pay	$1,113,945		—	—	371,315	680,744	—
Bonus payment	445,258		14,719	—	148,419	148,419	14,719
Stock option vesting acceleration (4)	21,265		—	—	21,265	21,265	—
Restricted stock vesting (RSA) acceleration (4)	89,164		—	—	89,164	89,164	—
Restricted stock vesting (RSU) acceleration (4)	93,079		—	—	93,079	93,079	—
Performance stock vesting (PSU) acceleration (4)	93,079		—	—	18,099	18,099	—
Health care and other benefits continuation	75,436	(5)	—	—	59,204	—	—

(1)	The employment agreements provides for the lump-sum payment of three times the highest rate of base salary and three times the highest rate of cash bonus during the prior three years.
(2)

Each of the employment agreements provide for a lump sum death benefit equal to one year of base salary. The employment agreements also provide for the continuation of medical and dental benefits to the executive’s eligible dependents for a period of three years after the executive’s death under the same terms immediately prior to termination.

(3)

All Named Executive Officers receive their base salary, for the longer of (i) the remaining term of the agreement, or (ii) one year following the termination of their employment due to disability. The employment agreement provides the executive with their base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. Each Named Executive Officer also receives medical and dental benefits previously provided for a period of up to 36 months under the same terms immediately prior to termination due to disability.

(4)

Equity award agreements for all participants, including Named Executive Officers, provide for the acceleration of unvested equity awards in the event of disability, death, and in certain corporate transactions including a Change in Control as defined under the 2022 Equity Incentive Plan and 2018 Equity Incentive Plan. The 2022 Equity Incentive Plan and 2018 Equity Incentive Plan and related forms of equity award agreements have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(5)

The employment agreements provide for non-taxable medical and dental coverage for 36 months from the date of termination at substantially identical terms to the coverage maintained by the employer for the executive and their eligible dependents prior to termination unless the executive obtains similar benefits from another employer.

Scott J. Watson
Type of benefit	Involuntary termination or termination for good reason before change in control or within 24 months after change in control (1)		Voluntary termination	Termination for cause	Death (2)	Disability (3)	Retirement
Salary payout	$1,113,945		—	—	371,315	680,744	—
Bonus payment	412,858		14,719	—	137,619	137,619	14,719
Stock option vesting acceleration (4)	32,085		—	—	32,085	32,085	—
Restricted stock vesting (RSA) acceleration (4)	112,399		—	—	112,399	112,399	—
Restricted stock vesting (RSU) acceleration (4)	72,388		—	—	72,388	72,388	—
Performance stock vesting (PSU) acceleration (4)	72,388		—	—	14,076	14,076	—
Health care and other benefits continuation	25,673	(5)	—	—	—	—	—

(1)	The change in control agreement provides for the lump-sum payment of three times the highest rate of base salary and three times the highest rate of cash bonus during the prior three years.
(2)

The change in control agreement provides for a lump sum death benefit equal to one year of base salary. The change in control also provides for the continuation of medical and dental benefits to the executive’s eligible dependents for a period of three years after the executive’s death under the same terms immediately prior to termination.

(3)

All Named Executive Officers receive their base salary, for the longer of (i) the remaining term of the agreement, or (ii) one year following the termination of their employment due to disability. The change in control agreement provides the executive with their base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. Each Named Executive Officer also receives medical and dental benefits previously provided for a period of up to 36 months under the same terms immediately prior to termination due to disability.

(4)

Equity award agreements for all participants, including Named Executive Officers, provide for the acceleration of unvested equity awards in the event of disability, death, and in certain corporate transactions including a Change in Control as defined under the 2022 Equity Incentive Plan and 2018 Equity Incentive Plan. The 2022 Equity Incentive Plan and 2018 Equity Incentive Plan and related forms of equity award agreements have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(5)

The change in control agreement provides for non-taxable medical and dental coverage for 36 months from the date of termination at substantially identical terms to the coverage maintained by the employer for the executive and their eligible dependents prior to termination unless the executive obtains similar benefits from another employer.

Life Insurance Coverage

Northwest Bank generally provides group term life insurance to its employees. The amount of eligible life insurance coverage is a multiple of their base salary up to a maximum of $700,000 or flat dollar amount based on their job classification. Pay grade level or job classification determines the flat dollar amount or multiple used. The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.

Mr. Harvey participates in a Senior Managers’ Life Insurance Plan, which was frozen to new entrance prior to January 1, 2000. Under this plan, Mr. Harvey has the option to continue his individual policy into retirement. This plan was designed to allow participants to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Bank would have spent for his group term premium expense. The benefit then becomes a split dollar arrangement. The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive. The Senior Managers’ Life Insurance Plan thus gives Mr. Harvey a means to obtain post-retirement life insurance that is not available through the group term life plan.

Under Northwest Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a flat dollar amount or a multiple of the employee’s annual base salary rounded up to the next $1,000. Multiples range from 200% to 500% based on pay grade levels. The Named Executives Officers are all eligible for the highest multiple of 500% or maximum of $700,000. The group term life insurance plan does not have a post-retirement death benefit provision. As of December 31, 2022, the pre-retirement death benefit amounts from the Northwest Bank plan were as follows: $700,000 for Mr. Torchio; $150,000 for Mr. Harvey; $700,000 for Mr. Golding; $700,000 for Mr. Reitzes and $700,000 for Mr. Watson.

The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Bank plan and the Senior Managers’ Life Insurance Plan. The specific arrangement with each Named Executive Officer is discussed below.

The premiums paid by Northwest Bank for the Named Executive Officers for life insurance coverage during 2022 totaled $10,027 consisting of the following premiums: $1,176 for Mr. Torchio; $5,323 for Mr. Harvey; $1,176 for Mr. Golding; $1,176 for Mr. Reitzes and $1,176 for Mr. Watson. However, the imputed economic benefit for this life insurance coverage during 2022 was as follows: $5,148 for Mr. Torchio; $4,753 for Mr. Harvey; $3,354 for Mr. Golding; $5,148 for Mr. Reitzes and $3,354 for Mr. Watson. The imputed economic benefit to the Named Executive Officers of the 2022 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer. The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Director Compensation

The following table sets forth for the year ended December 31, 2022 certain information as to the total remuneration to Northwest Bancshares, Inc.’s directors. Messrs. Seiffert, Torchio and Harvey did not receive separate compensation for their service as a director.

Director compensation table
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Option awards ($)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
Robert M. Campana	78,500	47,012	(4)	—	(4)	—	2,550	7,637	135,699
Deborah J. Chadsey	78,500	47,012	(5)	—	(5)	—	12,462	8,729	146,703
Wilbur R. Davis	74,500	47,012	(6)	—	(6)	—	5,379	2,731	129,622
Timothy B. Fannin	119,250	47,012	(7)	—	(7)	—	—	8,640	174,902
Timothy M. Hunter	82,500	47,012	(8)	—	(8)	—	12,578	7,763	149,853
William F. McKnight	80,000	47,012	(9)	—	(9)	—	—	8,916	135,928
John P. Meegan	83,500	47,012	(10)	—	(10)	—	13,890	8,609	153,011
Mark A. Paup	73,500	47,012	(11)	—	(11)	—	8,696	7,223	136,431
Sonia M. Probst	74,500	47,012	(12)	—	(12)	—	—	8,609	130,121
David M. Tullio	76,000	47,012	(13)	—	(13)	—	2,327	2,286	127,625
Pablo A. Vegas	72,500	47,012	(14)	—	(14)	—	3,260	180	122,952

(1)

Reflects the aggregate grant date fair value of restricted stock awards of 3,746 shares granted to each director on May 18, 2022 with a grant date market value of $12.55 per share. This award vests fully vest one-year from the date of grant. The assumptions used in the valuation of these awards are included in Notes 1(q) and 14(c) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission.

(2)

Reflects change in pension value and nonqualified deferred compensation for each director as follows: Mr. Campana, $(6,068) and $2,550; Ms. Chadsey, $(12,701) and $12,462; Mr. Davis, $5,379 and $0; Mr. Fannin, $(1,585) and $0; Mr. Hunter, $(9,406) and $12,578; Mr. McKnight, $(634) and $0; Mr. Meegan, $(20,070) and $13,890; Mr. Paup, $(7,677) and $8,696; Ms. Probst, $(22,239) and $0; Mr. Tullio, $(28) and $2,327; Mr. Vegas, $3,260 and $0.

(3)

Reflects dividends on unvested restricted stock awards and taxable value of excess life insurance for each director as follows: Mr. Campana, $6,449 and $1,188; Ms. Chadsey, $7,421 and $1,308; Mr. Davis, $1,512 and $1,219; Mr. Fannin $7,421 and $1,219; Mr. Hunter $6,989 and $774; Mr. McKnight, $7,421 and $1,496; Mr. Meegan, $7,421 and $1,188; Mr. Paup, $6,449 and $774; Ms. Probst, $7,421 and $1,188; Mr. Tullio, $1,512 and $774; Mr. Vegas, $0 and $180.

(4)	At December 31, 2022, Mr. Campana had 24,668 vested stock options, 18,532 unvested stock options and 10,693 unvested shares of restricted stock.
(5)	At December 31, 2022, Ms. Chadsey had 44,108 vested stock options, 20,692 unvested stock options and 11,503 unvested shares of restricted stock.
(6)	At December 31, 2022, Mr. Davis had 2,880 vested stock options, 4,320 unvested stock options and 5,366 unvested shares of restricted stock.
(7)	At December 31, 2022, Mr. Fannin had 19,628 vested stock options, 20,692 unvested stock options and 11,503 unvested shares of restricted stock.
(8)	At December 31, 2022, Mr. Hunter had 30,428 vested stock options, 19,972 unvested stock options and 11,233 unvested shares of restricted stock.
(9)	At December 31, 2022, Mr. McKnight had 38,508 vested stock options, 20,692 unvested stock options and 11,503 unvested shares of restricted stock.
(10)	At December 31, 2022, Mr. Meegan had 44,108 vested stock options, 20,692 unvested stock options and 11,503 unvested shares of restricted stock.
(11)	At December 31, 2022, Mr. Paup had 24,668 vested stock options, 18,532 unvested stock options and 10,693 unvested shares of restricted stock.34
(12)	At December 31, 2022, Ms. Probst had 36,908 vested stock options, 20,692 unvested stock options and 11,503 unvested shares of restricted stock.
(13)	At December 31, 2022, Mr. Tullio had 2,880 vested stock options, 4,320 unvested stock options and 5,366 unvested shares of restricted stock.
(14)	At December 31, 2022, Mr. Vegas had no vested stock options, no unvested stock options and 3,746 unvested shares of restricted stock.

Amounts included in the “Stock Awards” column for the year ended December 31, 2022 represent the value of current year grants under our 2022 Equity Incentive Plan pursuant to applicable Securities and Exchange Commission regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because grants fully vest (are earned) one year from the date of grant, the amounts actually vested and recognized as income was $0 for each director who had received such grants. The amount included in the “Change in pension value and nonqualified deferred compensation earnings” column reflects the change in the estimated present value of future benefits under our retirement plans for directors as well as the amount of interest paid on deferred compensation over the applicable federal rate.

The full board of directors determines director compensation. In determining director compensation, we utilize market information that is provided by our Chief Human Resources Officer, which is supported by survey data from various sources, as well as through consultation with Pearl Meyer, an independent executive compensation consulting firm.

The following table sets forth for the year ended December 31, 2022 cash compensation received by each nonemployee director of Northwest Bancshares, Inc. and Northwest Bank.

	Board service			Board Committee service
Director	Board retainer	Lead Director		Audit Committee member		Compensation Committee member		Nominating and Corporate Governance Committee member		Risk Committee member		Trust Committee member		Information Technology Committee member		Total Compensation
Robert M. Campana	$57,500	—		—		6,000		—		—		5,000		10,000	(2)	$78,500
Deborah J. Chadsey	57,500	—		—		—		10,000	(2)	6,000		—		5,000		78,500
Wilbur R. Davis	57,500	—		—		6,000		—		6,000		—		5,000		74,500
Timothy B. Fannin	57,500	36,750	(1)	7,500		—		5,000		12,500	(2)	—		—		119,250
Timothy M. Hunter	57,500	—		7,500		12,500	(2)	—		—		5,000		—		82,500
William F. McKnight	57,500	—		7,500		—		5,000		—		10,000	(2)	—		80,000
John P. Meegan	57,500	—		15,000	(2)	—		5,000		6,000		—		—		83,500
Mark A. Paup	57,500	—		—		—		5,000		6,000		—		5,000		73,500
Sonia M. Probst	57,500	—		—		6,000		—		6,000		—		5,000		74,500
David M. Tullio	57,500	—		7,500		6,000		—		—		5,000		—		76,000
Pablo A. Vegas	57,500	—		—		—		5,000		—		5,000		5,000		72,500

Northwest Bancshares, Inc. Board and Board Committee meetings held for the year ended December 31, 2022
Northwest Bancshares, Inc. Board	Northwest Bancshares, Inc. Special Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee	Trust Committee	Information Technology Committee
12	3	5	5	3	4	4	5

(1)

Mr. Fannin began the year as the Lead Director. Mr. Fannin served as Lead Director until being named interim Chairman of the Board on May 24, 2022 due to the passing of Mr. Seiffert. On August 17, 2022, Mr. Fannin was named the independent Chairman of the Board.

(2)	Denotes Chairperson.

Deferred Compensation Plan for Directors. We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of their directors’ fees. The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bank on its bank owned life insurance policies that insure the directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or installments over a three-, five- or ten-year period. In addition, the director may elect to receive payments upon reaching a predetermined age. Payments to a director, or to their designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. Active directors are provided between $110,500 and $200,000 of term life coverage through our group life insurance policy. Coverage is subject to standard age reductions starting at age 65.

Retirement Plan for Directors. We maintain a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more, were appointed as a director prior to September 30, 2022 and are not Northwest Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to their retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to them. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, their life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which they are entitled have been received, the director’s beneficiary or estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. The retirement plan for outside directors was amended to freeze all benefits earned through December 31, 2012 based on the plan formula using years of service and a director’s compensation as of December 31, 2012. The amendments also provide that, for service commencing January 1, 2013, additional benefits will be earned equal to 1.25% of career average fees paid in cash for each year in the future. During the year ended December 31, 2022, we recognized expense of $135,587 for the Directors Plan.

Effective September 30, 2022, the Plan was amended to include a soft freeze. The soft freeze will allow those directors who were serving as a director on or before September 30, 2022, to continue to participate in the plan. Any director who becomes a director after September 30, 2022, will not be eligible to participate in the plan.

Directors Equity Awards. Options granted under our 2018 Equity Incentive Plan vest over either a five or seven-year period, depending on year of grant. All nonstatutory options granted under the plan expire upon the earlier of ten years from the date of grant or, up to one year following the date the optionee ceases to be a director. However, in the event of termination of service due to death, disability, normal retirement or a change of control of Northwest Bancshares, Inc., nonstatutory options may be exercised for up to ten years from the date of grant. No options were granted under the 2022 Equity Incentive Plan.

RSAs granted under our 2022 Equity Incentive Plan fully vest one-year after the day of grant and restricted shares granted under our 2018 Equity Incentive Plan vest over either a five or seven-year period, depending on year of grant, with the first vesting on the day of grant. However, all awards will vest at the earlier of age 72 plus five years of service or upon a change in control, death or disability. All unvested awards will expire upon voluntary or involuntary termination before age 72. Dividends on the RSAs granted under the 2022 Equity Incentive Plan are declared but not paid until thirty days after the vesting date but participants can vote the unvested RSA. Dividends on restricted shares under the 2018 Equity Incentive Plan are paid on the unvested restricted stock and participants can vote the unvested restricted stock pursuant to the plans.

Transactions With Certain Related Persons

Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Northwest Bank offers its employees interest rate discounts of generally up to 50 basis points off the market rates on loans made by Northwest Bank to such persons for personal use. Our policy is that extensions of credit to any insider will be approved in advance by a majority vote of the Board of Directors if the aggregate of all extensions of credit to that insider and related interests exceeds $500,000 or 5% of Northwest Bank’s unimpaired capital and surplus, whichever is less. Also, all extensions of credit made to executive officers will be promptly reported to the Board of Directors or a committee thereof. Except for the interest rate discount described above, loans to our current directors, principal officers, nominees for election as directors, security holders known by us to own more than 5% of the outstanding shares of common stock, or associates of such persons (together, “specified persons”), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

The following table sets forth loans made by Northwest Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2022 and all amounts of interest payable during the year ended December 31, 2022 exceeded $120,000, and where the borrowers received interest rate discounts, as described above. These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Bank, and do not involve more than normal risk of collectability or present other unfavorable features.

Name	Position	Nature of transaction	Largest aggregate balance over disclosure period ($)	Interest rate (%)	Principal balance 12/31 ($)	Principal paid 01/01 to 12/31 ($)	Interest paid 01/01 to 12/31 ($)
Robert M. Campana	Director	Home equity line of credit	884,325	7.240	697,250	1,386,482	25,367
Robert M. Campana	Director	Mortgage loan	219,739	1.750	191,384	30,956	3,598
Robert M. Campana	Director	Mortgage loan to family member	355,943	3.750	347,614	8,329	13,206
Mark A. Paup	Director	Mortgage loan	296,179	2.125	—	296,179	5,187
Scott J. Watson	Named Executive Officer	Mortgage loan	570,774	2.500	557,625	13,149	14,119

The spouse of Director Mark Paup is a non-executive employee of Northwest Bank. For the year ended December 31, 2022, Mr. Paup’s spouse was paid $185,229 in total compensation by Northwest Bank. Total compensation was determined in the same manner as for the Named Executive Officers disclosed in the Summary Compensation table, which includes cash compensation, incentive stock awards and the change in pension value.

In addition, any business transactions between Northwest Bank and any Director or Executive Officer are reviewed to ensure they are both competitive and at terms that are at least as preferable for Northwest Bank as could be received in an arms-length transaction. Any such transactions are then reported to the Board of Directors, or committee thereof.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2022 was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2023, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2023. A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Even if the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northwest Bancshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2022 and 2021.

The aggregate fees included in the Audit Fees category were fees agreed to be billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	December 31, 2022	December 31, 2021
Audit fees	$1,252,700	1,365,200
Audit-related fees	80,000	64,200
All other fees	3,560	17,765

Audit Fees. Audit fees for each of the years ended December 31, 2022 and 2021 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.

Audit-Related Fees. Audit-related fees for the years ended December 31, 2022 and 2021 were for procedures performed with respect to U.S. Department of Housing and Urban Development programs and consent letters. Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.

All Other Fees. Other fees for the year ended December 31, 2022 and 2021 were for access to the independent registered public accounting firm’s online technical database and for permissible tax services.

The Audit Committee has considered whether the provision of non-audit services, which relate to access to the online technical database and permissible tax services, is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that providing and performing such services does not affect the independence of KPMG LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. All audit-related fees and all other fees described above were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above.

The Audit Committee of the Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2023.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Named Executive Officers is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation Discussion and Analysis” and “—Executive Compensation”. Stockholders are urged to read these sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

Stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Northwest Bancshares, Inc.’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “Say-on-Pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 3.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

We are providing a stockholder advisory vote to approve the compensation of executives (the “Say-on-Pay” advisory vote in Proposal 3 above) this year, and have done so annually beginning with our 2011 Annual Meeting, as recommended by our stockholders at our 2011 Annual Meeting. As required by federal regulations, we are required to submit to stockholders the question of the frequency of advisory votes on executive compensation at least once every six years. Accordingly, we are asking stockholders to vote on whether future “Say-on-Pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future stockholder “Say-on-Pay” advisory votes on executive compensation continue to be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “Say-on-Pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the Proxy Card: “1 YEAR”, “2 YEARS”, “3 YEARS” or “ABSTAIN”. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “Say-on-Pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “Say-on-Pay” stockholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted “FOR” the 1 YEAR frequency option.

The Board of Directors unanimously recommends that you vote “FOR” the 1 YEAR frequency option.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an Annual Meeting of Stockholders. In order for a stockholder to properly bring business before an annual meeting, or to nominate a candidate for the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to the date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Northwest Bancshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2024 Annual Meeting of Stockholders is expected to be held April 17, 2024. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than January 18, 2024 and no later than January 28, 2024. If notice is received prior to January 18, 2024 or after January 28, 2024 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this Proxy Statement shall be deemed to require us to include in our Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 3 Easton Oval, Suite 500, Columbus, Ohio, 43219, no later than November 9, 2023. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

NOTICE OF A SOLICITATION OF PROXIES IN SUPPORT OF DIRECTOR NOMINEES

OTHER THAN THE COMPANY’S NOMINEES

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2024 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 3 Easton Oval, Suite 500, Columbus, Ohio, 43219, or emailing shareholderrelations@northwest.com, no later than March 1, 2024. Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Northwest Bancshares, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally, by phone or other forms of communication without additional compensation.

Our Annual Report on Form 10-K for the year ended December 31, 2022 has been mailed or made available online to all stockholders of record as of February 17, 2023. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

ONLINE DELIVERY OF PROXY AND OTHER MATERIALS

We have elected to utilize Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need to vote at our Annual Meeting, while also lowering the costs of delivery and reducing the environmental impact of producing and distributing the related proxy materials.

Since March 10, 2023, the proxy materials for the 2023 Annual Meeting (which includes the 2022 Annual Report to Stockholders) have been available at the following web site: www.proxyvote.com. Stockholders who wish to receive a printed copy of the proxy materials available on this web site may request copies in any of the following ways: (i) via the Internet, at www.proxyvote.com; (ii) by phone, at 1-800-579-1639; or (iii) by sending an e-mail to sendmaterial@proxyvote.com. Stockholders who are not eligible to vote at the Annual Meeting may find our 2022 Annual Report to Stockholders and the Notice of Annual Meeting and Proxy Statement on the Investor Relations portion of our website, www.northwest.com.

We encourage all of our stockholders who have Internet access to receive future proxy materials online rather than through the U.S. mail. By electing to receive our materials electronically, you will be supporting our efforts to add to stockholder value. Other benefits of this service include:

•	Receiving stockholder communications, including the Annual Report to Stockholders and Proxy Statement, as soon as they are available, thus eliminating the need to wait for them to arrive by mail;

•	Enjoying easier access to convenient online voting; and

•	Eliminating bulky paper documents from your personal files.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We intend to deliver only one Annual Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Shareholder Relations

Northwest Bancshares, Inc.

100 Liberty Street

P.O. Box 128

Warren, PA 16365

Phone: (800) 859-1000

Email: shareholderrelations@northwest.com

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard K. Laws
Richard K. Laws
Executive Vice President, Chief Legal Counsel and Corporate Secretary

Columbus, Ohio

March 9, 2023

3 EASTON OVAL SUITE 500 COLUMBUS, OH 43219

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 18, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NWBI2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 18, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 11:59 p.m. Eastern Time on April 18, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95329-P85462-Z84190                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST BANCSHARES, INC. The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	The election as directors of all nominees listed below (except as marked to the contrary at the right).	☐	☐	☐
Nominees:
1) Pablo A. Vegas
2) Louis J. Torchio
3) William W. Harvey, Jr.

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2023.						☐	☐	☐

3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.						☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:						1 Year	2 Years	3 Years	Abstain

4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.					☐	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Annual Meeting, a Proxy Statement dated March 9, 2023 and Annual Report on Form 10-K.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement, Summary Annual Report, Annual Report on Form 10-K and Proxy Card are available at www.proxyvote.com.

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REVOCABLE PROXY

NORTHWEST BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 19, 2023

The signer(s) on the reverse side hereby appoint(s) the official proxy committee, consisting of the entire Board of Directors, with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders (“Meeting”) to be held on April 19, 2023 at www.virtualshareholdermeeting.com/NWBI2023 at 11:00 a.m., Eastern Time. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS 1, 2 AND 3 STATED ON THE REVERSE SIDE, AS WELL AS “1 YEAR” FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the decision of the stockholder(s) to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

3 EASTON OVAL SUITE 500 COLUMBUS, OH 43219

INSTRUCT BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 16, 2023. Have your vote authorization form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NWBI2023

INSTRUCT BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 16, 2023. Have your vote authorization form in hand when you call and then follow the instructions.

INSTRUCT BY MAIL

Mark, sign and date your vote authorization form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your vote authorization form must be received by 11:59 p.m. Eastern Time on April 16, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95331-P85462-Z84190                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS VOTE AUTHORIZATION FORM IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST BANCSHARES, INC. NORTHWEST BANK 2015 AMENDED AND RESTATED 401(K) PLAN VOTE AUTHORIZATION FORM		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you issue voting instructions FOR the following:		☐	☐	☐

1.	The election as directors of all nominees listed below (except as marked to the contrary at the right).
Nominees:
1) Pablo A. Vegas
2) Louis J. Torchio
3) William W. Harvey, Jr.

The Board of Directors recommends you issue voting instructions FOR the following proposals:						For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2023.					☐	☐	☐

3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.					☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal:					1 Year	2 Years	3 Years	Abstain

4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.				☐	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this vote authorization form of the Notice of the Annual Meeting, a Proxy Statement dated March 9, 2023 and Annual Report on Form 10-K.

Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

NORTHWEST BANCSHARES, INC. CONFIDENTIAL VOTING INSTRUCTION

Solicited on behalf of the Trustee of the Northwest Bank 2015 Amended and Restated 401(k) Plan

(401(k) Plan)

I understand that I have the right to direct the Trustee for the 401(k) Plan to vote all shares of Common Stock of Northwest Bancshares, Inc. held in my account in the 401(k) Plan. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of Northwest Bancshares, Inc. to be held on April 19, 2023 or an adjournment or postponement thereof.

If I do not return this form in a timely manner, shares representing my interest in said plan will be voted in the same proportion as shares for which proper instructions have been received. If I direct the Trustee to “ABSTAIN”, shares representing my interest in the 401(k) Plan will not be voted.

I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement dated March 9, 2023, Summary Annual Report, Annual Report on Form 10-K and the Vote Authorization Form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement, Summary Annual Report, Annual Report on Form 10-K and Vote Authorization Form are available at www.proxyvote.com.

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D95332-P85462-Z84190

VOTE AUTHORIZATION FORM

NORTHWEST BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 19, 2023

The signer on the reverse side hereby directs the 401(k) Plan Trustee to vote all shares of Common Stock of Northwest Bancshares, Inc. held in the signer’s 401(k) Plan account at the 2023 Annual Meeting of Stockholders (“Meeting”) to be held on April 19, 2023 at www.virtualshareholdermeeting.com/NWBI2023, at 11:00 a.m., Eastern Time. The 401(k) Plan Trustee is authorized to cast all votes with respect to the shares held in this account as indicated on the reverse side.

THIS VOTE AUTHORIZATION FORM WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AND THIS VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE VOTED FOR EACH OF THE DIRECTORS AND EACH OF THE PROPOSALS 1, 2 AND 3 STATED ON THE REVERSE SIDE, AS WELL AS “1 YEAR” FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) PLAN TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k) PLAN. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) PLAN TRUSTEE.